Exhibit 2.1

                          PLAN AND AGREEMENT OF MERGER


                                BETWEEN AND AMONG


                        KATZ DIGITAL TECHNOLOGIES, INC.,


                                       AND


                         KATZ DIGITAL ACQUISITION INC.,


                                       AND


                        ADVANCED DIGITAL SERVICES, INC.,


                                       AND


              THE SHAREHOLDERS OF ADVANCED DIGITAL SERVICES, INC.,



                                FOR THE MERGER OF


       ADVANCED DIGITAL SERVICES, INC. INTO KATZ DIGITAL ACQUISITION INC.

                               INDEX TO SCHEDULES

Schedule 1.16                       Certificate of Merger
Schedule 1.31                       Escrow Agreement
Schedule 1.51                       Promissory Note
Schedule 1.54                       List of distributees of KDTI Shares
Schedule 4.2(ii)                    Opinion of the ADSI Stockholders' Counsel
Schedule 4.3(iv)                    Opinion of KDTI-NY's Counsel
Schedule 6.2                        Stockholders and Capitalization of ADSI
Schedule 6.3.2                      Changes to ADSI since Balance Sheet Date
Schedule 6.4                        Location of Books and Records
Schedule 6.5.1                      Real Property Encumbrances
Schedule 6.5.2                      Title to Assets; Encumbrances
Schedule 6.5.3                      Machinery and Equipment; Encumbrances
Schedule 6.6                        Contracts
Schedule 6.7                        Litigation
Schedule 6.8                        Tax Liabilities
Schedule 6.9                        Indebtedness for Borrowed Money
Schedule 6.10                       Intellectual Property
Schedule 6.13                       Insurance
Schedule 6.14                       Suppliers and Customers
Schedule 6.16                       Personnel
Schedule 6.17                       Changes since the Balance Sheet Date
Schedule 6.18                       Valid Agreements; Restrictive Documents (ADSI)
Schedule 6.19                       Approvals for ADSI
Schedule 6.21                       Environmental Conditions
Schedule 6.24                       Brokers (ADSI)

                                TABLE OF CONTENTS

ARTICLE 1:                 DEFINITIONS............................................................................2
         1.1               ACCOUNTANTS............................................................................2
         1.2               ACCOUNTS RECEIVABLE....................................................................2
         1.3               ADSI BUSINESS..........................................................................2
         1.4               ADSI NET REVENUES......................................................................3
         1.6               ADSI SHARES............................................................................3
         1.7               ADSI STOCKHOLDERS......................................................................3
         1.8               ADSI STOCKHOLDERS' AGENT...............................................................3
         1.9               ADVANCED DIGITAL COMPANIES.............................................................3
         1.10              ADVANCED DIGITAL SOLUTIONS.............................................................3
         1.11              AUDITED FINANCIAL STATEMENTS...........................................................3
         1.12              BALANCE SHEET DATE.....................................................................4
         1.13              BLUE SKY FILING........................................................................4
         1.14              BLUE SKY LAWS..........................................................................4
         1.15              CASH ..................................................................................4
         1.16              CERTIFICATE OF MERGER..................................................................4
         1.17              CLOSING................................................................................5
         1.18              CLOSING ADSI NET WORTH.................................................................5
         1.19              CLOSING DATE...........................................................................5
         1.20              CLOSING FINANCIAL STATEMENTS...........................................................5
         1.21              CLOSING INTERIM PERIOD FINANCIAL STATEMENTS............................................5
         1.22              CLOSING YEAR END FINANCIAL STATEMENTS..................................................5
         1.23              COMMISSION.............................................................................5
         1.24              COMMON STOCK...........................................................................5
         1.25              CONTROLLED COMPANY.....................................................................6
         1.26              DAVID KATZ STUDIO......................................................................6
         1.27              DETERMINATION DATE.....................................................................6
         1.28              DETERMINING ACCOUNTANT.................................................................6
         1.29              EFFECTIVE DATE.........................................................................6
         1.30              ENVIRONMENTAL LAWS.....................................................................6
         1.31              ESCROW AGREEMENT.......................................................................7
         1.32              ESCROWEE...............................................................................7
         1.33              EXCLUDED LIABILITIES...................................................................7
         1.34              FINAL ADSI NET WORTH...................................................................7
         1.35              FINAL FINANCIAL STATEMENTS.............................................................7
         1.36              FINANCIAL STATEMENTS...................................................................7
         1.37              FIRST ANNUAL PERIOD....................................................................8
         1.38              GAAP...................................................................................8
         1.39              HAZARDOUS MATERIALS....................................................................8
         1.40              INTELLECTUAL PROPERTY..................................................................8
         1.41              LEASE..................................................................................8
         1.42              LEASE ASSIGNMENT DOCUMENTS.............................................................9
         1.43              LEASED PREMISES........................................................................9
         1.44              LIABILITIES............................................................................9
         1.45              MERGER DOCUMENTS.......................................................................9
         1.46              NET SALES REVENUES.....................................................................9
         1.47              NET WORTH ADJUSTMENT...................................................................9

         1.48              OTHER DOCUMENTS........................................................................9
         1.49              PERSON................................................................................10
         1.50              PRESENT ACCOUNTANTS...................................................................10
         1.51              PROMISSORY NOTES......................................................................10
         1.52              REGISTER; REGISTERED; REGISTRATION....................................................10
         1.53              REVIEWED FINANCIAL STATEMENTS.........................................................10
         1.54              SHARE CERTIFICATES....................................................................10
         1.55              SHARE PRICE...........................................................................11
         1.56              SHARES................................................................................11
         1.57              UNAUDITED FINANCIAL STATEMENTS........................................................11
         1.58              UNCOLLECTED ACCOUNTS RECEIVABLE.......................................................11

ARTICLE 2:                 MERGER OF ADSI WITH AND INTO KDTI-NY..................................................11
         2.1               MERGER OF ADSI WITH AND INTO KDTI-NY..................................................11
         2.2               EXCLUDED LIABILITIES..................................................................12

ARTICLE 3:                 CONSIDERATION FOR MERGER..............................................................12
         3.1               CONSIDERATION TO ADSI SHAREHOLDERS UPON MERGER........................................12
                           3.1.1.                    CALCULATION OF CONSIDERATION................................12
                           3.1.2.                    ESCROW......................................................13
         3.2               POST CLOSING ADJUSTMENTS TO MERGER CONSIDERATION......................................13
                           3.2.1.                    PREPARATION OF AUDITED AND REVIEWED
                           FINANCIAL STATEMENTS..................................................................13
                           3.2.2.                    ADJUSTMENTS TO MERGER CONSIDERATION BASED
                           UPON NET WORTH ADJUSTMENT.............................................................15
                           3.2.3.                    COLLECTION OF ACCOUNTS RECEIVABLE...........................16
                           3.2.4.                    OTHER ADJUSTMENTS TO THE MERGER
                           CONSIDERATION.........................................................................16
                           3.2.5.                    ACCOUNTANTS' DETERMINATION OF ADSI NET
                           REVENUES..............................................................................18
                           3.2.6.                    TERMINATION OF EMPLOYMENT...................................19
                           3.2.7.                    LIMITATION ON ADJUSTMENTS...................................19

ARTICLE 4:                 THE CLOSING...........................................................................19
         4.1               CLOSING...............................................................................19
         4.2               DELIVERIES BY ADSI STOCKHOLDERS AT CLOSING............................................20
         4.3               DELIVERIES BY KDTI AND KDTI-NY AT CLOSING.............................................20
         4.4               DELIVERY OF ESCROW AGREEMENT AT CLOSING...............................................21

ARTICLE 5:                 REGISTRATION OF SHARES................................................................22
         5.1               AGREEMENT TO REGISTER.................................................................22
         5.2               LOCK UP AGREEMENT.....................................................................22
         5.3               PREPARATION AND FILING................................................................22
         5.4               PREPARATION; REASONABLE INVESTIGATION.................................................23

ARTICLE 6:                 REPRESENTATIONS AND WARRANTIES OF ADSI STOCKHOLDERS...................................24
         6.1               EXISTENCE AND GOOD STANDING...........................................................24
         6.2               CAPITAL STOCK.........................................................................24
         6.3               FINANCIAL STATEMENTS..................................................................25

                           6.3.1.                    FINANCIAL STATEMENTS DELIVERED BY ADSI......................25
                           6.3.2.                    ABSENCE OF ADVERSE CHANGES..................................26

         6.4               BOOKS AND RECORDS.....................................................................26
         6.5               REAL PROPERTY; PERSONAL PROPERTY; MACHINERY AND EQUIPMENT.............................26
                           6.5.1.                    LEASEHOLD AND OTHER REAL PROPERTY INTERESTS.................26
                           6.5.2.                    TITLE TO ACQUIRED ASSETS....................................27
                           6.5.3.                    MACHINERY AND EQUIPMENT. ...................................27
                           SUFFICIENCY OF ASSETS.................................................................28
         6.6               CONTRACTS.............................................................................28
         6.7               LITIGATION............................................................................29
         6.8               TAXES.................................................................................29
         6.9               LIABILITIES...........................................................................30
         6.10              INTELLECTUAL PROPERTY.................................................................31
         6.11              COMPLIANCE WITH LAWS..................................................................31
         6.12              LICENSES..............................................................................32
         6.13              INSURANCE.............................................................................32
         6.14              SUPPLIER AND CUSTOMER RELATIONS.......................................................32
         6.15              EMPLOYMENT RELATIONS..................................................................33
         6.16              PERSONNEL; COMPLIANCE WITH ERISA......................................................34
                           6.16.1.                   ADSI'S PERSONNEL............................................34
                           6.16.2.                   EMPLOYEE BENEFIT PLANS......................................34
         6.17              NO CHANGES SINCE THE BALANCE SHEET DATE...............................................34
         6.18              VALID AGREEMENTS; RESTRICTIVE DOCUMENTS...............................................35
         6.19              REQUIRED APPROVALS, NOTICES AND CONSENTS..............................................37
         6.20              DISCLOSURE............................................................................37
         6.21              ENVIRONMENTAL CONDITIONS..............................................................37
         6.22              HEALTH AND SAFETY CONDITIONS..........................................................39
         6.23              COPIES OF DOCUMENTS...................................................................39
         6.24              NO BROKERS............................................................................39

ARTICLE 7:                 REPRESENTATIONS OF KDTI AND KDTI-NY ..................................................40
         7.1               EXISTENCE AND GOOD STANDING...........................................................40
         7.2               SHARES................................................................................40
         7.3               VALID AGREEMENTS; RESTRICTIVE DOCUMENTS...............................................40
         7.4               REQUIRED APPROVALS, NOTICES AND CONSENTS..............................................42
         7.5               NO BROKERS............................................................................42

ARTICLE 8:                 POST CLOSING COVENANTS................................................................42
         8.1               GENERAL...............................................................................42
         8.2               COOPERATION IN PREPARATION OF SECURITIES LAW FILINGS..................................43
         8.3               GUARANTEES BY DAVID...................................................................43

ARTICLE 9:                 SURVIVAL OF REPRESENTATIONS; INDEMNITIES..............................................43
         9.1               SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE ADSI STOCKHOLDERS...................43
         9.2               OBLIGATIONS OF THE ADSI STOCKHOLDERS TO INDEMNIFY.....................................44
                           9.2.1.                    GENERAL INDEMNITY...........................................44
                           9.2.2.                    LIMITATION ON INDEMNIFICATION OBLIGATION....................45
         9.3               SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF KDTI AND KDTI-NY........................45
                           9.3.1.                    OBLIGATION OF KDTI AND KDTI-NY TO INDEMNIFY.................45
                           9.3.2.                    LIMITATION ON INDEMNIFICATION OBLIGATION....................47
         9.4               NOTICE AND OPPORTUNITY TO DEFEND......................................................47

                           9.4.1.                    NOTICE OF ASSERTED LIABILITY................................47
                           9.4.2.                    OPPORTUNITY TO DEFEND.......................................47
                           9.4.3.                    SETTLEMENT..................................................49

ARTICLE 10:                MISCELLANEOUS.........................................................................49
         10.1              EXPENSES..............................................................................49
         10.2              GOVERNING LAW.........................................................................49
         10.3              INTERCHANGEABILITY OF SCHEDULES.......................................................50
         10.4              CAPTIONS..............................................................................50
         10.5              NOTICES...............................................................................50
         10.6              PARTIES IN INTEREST...................................................................50
         10.7              SEVERABILITY..........................................................................51
         10.8              COUNTERPARTS..........................................................................51
         10.9              ENTIRE AGREEMENT; AMENDMENTS..........................................................51

                               INDEX TO SCHEDULES

Schedule 1.16                       Certificate of Merger
Schedule 1.31                       Escrow Agreement
Schedule 1.51                       Promissory Note
Schedule 1.54                       List of distributees of KDTI Shares
Schedule 4.2(ii)                    Opinion of the ADSI Stockholders' Counsel
Schedule 4.3(iv)                    Opinion of KDTI-NY's Counsel
Schedule 6.2                        Stockholders and Capitalization of ADSI
Schedule 6.3.2                      Changes to ADSI since Balance Sheet Date
Schedule 6.4                        Location of Books and Records
Schedule 6.5.1                      Real Property Encumbrances
Schedule 6.5.2                      Title to Assets; Encumbrances
Schedule 6.5.3                      Machinery and Equipment; Encumbrances
Schedule 6.6                        Contracts
Schedule 6.7                        Litigation
Schedule 6.8                        Tax Liabilities
Schedule 6.9                        Indebtedness for Borrowed Money
Schedule 6.10                       Intellectual Property
Schedule 6.13                       Insurance
Schedule 6.14                       Suppliers and Customers
Schedule 6.16                       Personnel
Schedule 6.17                       Changes since the Balance Sheet Date
Schedule 6.18                       Valid Agreements; Restrictive Documents (ADSI)
Schedule 6.19                       Approvals for ADSI
Schedule 6.21                       Environmental Conditions
Schedule 6.24                       Brokers (ADSI)

                          PLAN AND AGREEMENT OF MERGER


         PLAN AND AGREEMENT OF MERGER dated as of July 31, 1997 ("Agreement") between and among KATZ DIGITAL TECHNOLOGIES, INC., a Delaware corporation, having an address at Twenty-One Penn Plaza, New York, New York 10001 (hereafter referred to as "KDTI"); KATZ DIGITAL ACQUISITION INC., a New York corporation, having an address at Twenty-One Penn Plaza, New York, New York 10001 (hereafter referred to as "KDTI-NY"); ADVANCED DIGITAL SERVICES, INC., a New York corporation, having an address at 208 West 30th Street, New York, New York 10001 (hereafter referred to as "ADSI"); DAVID KATZ, an individual residing at 21 E. 36th Street, New York, New York 10016 (hereafter referred to as "DAVID"); and GARY RITKES, an individual residing at 198 Bergen Avenue, Bergenfield, New Jersey 07621 (hereafter referred to as "GARY").

                              W I T N E S S E T H :

         WHEREAS, KDTI-NY is a wholly owned subsidiary of KDTI; and WHEREAS, the parties to this Plan and Agreement of Merger have agreed to the merger of ADSI with and into KDTI-NY so that KDTI-NY is the corporation surviving such merger, on the terms provided for herein (the "MERGER"); and

         WHEREAS, the Merger is intended to comply with the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1:  DEFINITIONS

         Capitalized terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article 1. Certain additional defined terms are set forth elsewhere in this Agreement.

1.1 ACCOUNTANTS

"Accountants" shall mean the independent public accountants then regularly retained by KDTI. All determinations to be made by the Accountants pursuant to the terms of this Agreement shall be made, where stated, using GAAP.

1.2 ACCOUNTS RECEIVABLE

"Accounts Receivable" means ADSI's accounts receivable, less allowance for bad debts.

1.3 ADSI BUSINESS

"ADSI Business" means ADSI's business and operations reflected in the Financial Statements as conducted through the date hereof, including all property, equipment, machinery, computer hardware and software, inventory, accounts, receivables, contract rights, leases, Intellectual Property, customer lists, account records, pricing information, sales literature, promotional literature and all other books and records, files, invoices, supplier lists, blueprints, specifications, designs, drawings, prototypes, contracts, prepaid items and deposits, work in process, cash and cash equivalents and other assets, of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, and wherever situated, owned, leased or licensed by ADSI, or by the Advanced Digital Companies prior to the date hereof and employed or held in connection with the business or operations of ADSI.

1.4 ADSI NET REVENUES

"ADSI Net Revenues" shall mean (i) one hundred percent (100%) of the Net Sales Revenues of KDTI-NY (as successor to ADSI) and KDTI during the First Annual Period generated and contracted for solely by David, Gary or another KDTI-NY (as successor to ADSI) employee, plus (ii) fifty percent (50%) of the Net Sales Revenues of KDTI-NY (as successor to ADSI) and KDTI during the First Annual Period generated and contracted for by David, Gary or another KDTI-NY (as successor to ADSI) employee in conjunction with KDTI employees.

1.5 ADSI NET WORTH

"ADSI Net Worth" means Cash plus Accounts Receivable less Liabilities, plus Twenty-Two Thousand Five Hundred ($22,500.00) Dollars.

1.6 ADSI SHARES

"ADSI Shares" means all of the issued and outstanding shares of capital stock of ADSI.

1.7 ADSI STOCKHOLDERS

"ADSI Stockholders" means David and Gary.

1.8 ADSI STOCKHOLDERS' AGENT

"ADSI Stockholders' Agent" means David acting as agent on behalf of the ADSI Stockholders.

1.9 ADVANCED DIGITAL COMPANIES

"Advanced Digital Companies" means ADSI, Advanced Digital Solutions, and David Katz Studio.

1.10 ADVANCED DIGITAL SOLUTIONS

"Advanced Digital Solutions" means Advanced Digital Solutions, Inc., a New York corporation.

1.11 AUDITED FINANCIAL STATEMENTS

"Audited Financial Statements" means ADSI's balance sheet, statement of income and retained earnings, and statements of cash flow and related footnotes thereto as and for the twelve (12) month period ending June 30, 1997, audited by the Present Accountants.

1.12 BALANCE SHEET DATE

"Balance Sheet Date" means June 30, 1997.

1.13 BLUE SKY FILING

"Blue Sky Filing" means the filing of any application, registration, statement or other document with the governmental agency of any state, the District of Columbia, or any territory or other jurisdiction in the United States necessary to qualify the sale of the Shares in such state in or through the public securities markets.

1.14 BLUE SKY LAWS

"Blue Sky Laws" means the laws of any state, the District of Columbia, or any territory or other jurisdiction in the United States governing the purchase and/or sale of securities in such state or other jurisdiction.

1.15 CASH

"Cash" means ADSI's cash and cash equivalents.

1.16 CERTIFICATE OF MERGER

"Certificate of Merger" means the Certificate of Merger in the form annexed hereto as Schedule 1.16, to effect the merger of ADSI with and into KDTI-NY under the law of New York.

1.17 CLOSING

"Closing" means the closing of the Merger pursuant to Section 4 of this Agreement.

1.18 CLOSING ADSI NET WORTH

"Closing ADSI Net Worth" means the ADSI Net Worth shown on the Closing Interim Period Financial Statements.

1.19 CLOSING DATE

"Closing Date" means July 31, 1997.

1.20 CLOSING FINANCIAL STATEMENTS

"Closing Financial Statements" means the Closing Year End Financial Statements and the Closing Interim Period Financial Statements.

1.21 CLOSING INTERIM PERIOD FINANCIAL STATEMENTS

"Closing Interim Period Financial Statements" means ADSI's unaudited balance sheet as of July 25, 1997, prepared by ADSI.

1.22 CLOSING YEAR END FINANCIAL STATEMENTS

"Closing Year End Financial Statements" means ADSI's unaudited balance sheet, statement of income and retained earnings, and statement of cash flow and related footnotes thereto as of and for the twelve (12) month period ending June 30, 1997, prepared by ADSI.

1.23 COMMISSION

"Commission" means the United States Securities and Exchange Commission.

1.24 COMMON STOCK "Common Stock" means the shares of common stock par value $.001 per share of KDTI.

1.25 CONTROLLED COMPANY

"Controlled Company" means (i) any corporation, partnership, company, firm, entity or proprietorship which controls or is owned or controlled by or under common control with ADSI and (ii) any other corporation, partnership, company, firm, entity or proprietorship which is owned or controlled by David or Gary and which is engaged in a line of business which is similar to or competes with the ADSI Business or acts as a supplier or customer of ADSI.

1.26 DAVID KATZ STUDIO

"David Katz Studio" means David Katz Studio, Inc., a New York corporation.

1.27 DETERMINATION DATE

"Determination Date" means the date on which the ADSI Net Revenues for the First Annual Period are finally determined in accordance with the provisions of this Agreement.

1.28 DETERMINING ACCOUNTANT

"Determining Accountant" shall mean an accountant selected by the Accountants and the Present Accountants in accordance with this Agreement, or in the event of such two accountants' inability to select a determining accountant, a Determining Accountant shall be selected by a Judge of the Supreme Court of the State of New York, County of New York, upon petition by either KDTI or the ADSI Stockholders' Agent.

1.29 EFFECTIVE DATE

"Effective Date" means the date on which the Certificate of Merger effecting the merger of ADSI with and into KDTI-NY is filed by the Department of State of New York.

1.30 ENVIRONMENTAL LAWS

"Environmental Laws" means any federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority, or requirements of law (including, without limitation, common law) relating in any manner to contamination, pollution, or protection of human health or the environment.

1.31 ESCROW AGREEMENT

"Escrow Agreement" means the agreement in the form annexed hereto as SCHEDULE 1.31.

1.32 ESCROWEE

"Escrowee" means the firm of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, attorneys for KDTI and KDTI-NY.

1.33 EXCLUDED LIABILITIES

"Excluded Liabilities" means all inter-company accounts, liabilities, and credits and debits among and between ADSI on the one hand and any of the other Advanced Digital Companies or any Controlled Company on the other hand, or among and between ADSI on the one hand and the ADSI Stockholders on the other hand, other than accrued expenses, not in excess of $140,100, for distribution on account of profit sharing or retirement plans.

1.34 FINAL ADSI NET WORTH

"Final ADSI Net Worth" means the ADSI Net Worth shown on the Reviewed Financial Statements, after any adjustments or changes required upon the resolution of any disagreements, as provided in Section 3.2.1.

1.35 FINAL FINANCIAL STATEMENTS

"Final Financial Statements" means the Audited Financial Statements and the Reviewed Financial Statements.

1.36 FINANCIAL STATEMENTS

"Financial Statements" has the meaning set forth in Section 6.3.1 of this Agreement.

1.37 FIRST ANNUAL PERIOD

"First Annual Period" means the twelve (12) month period commencing on August 1, 1997 through and including July 31, 1998.

1.38 GAAP

"GAAP" means generally accepted accounting principles, consistently applied.

1.39 HAZARDOUS MATERIALS

"Hazardous Materials" means any and all hazardous or toxic substances, wastes, materials or chemical, petroleum, including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants, ethylene glycol, diethylene glycol, polychlorinated biphenyl and any and all other materials and substances regulated pursuant to any Environmental Laws or that could result in the imposition of liability under any Environmental Laws.

1.40 INTELLECTUAL PROPERTY

"Intellectual Property" means United States and foreign patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, service marks, trademark registrations and applications (whether pending or abandoned), service mark registrations and applications, copyright registrations and applications (whether pending or abandoned), job or shop rights, rights to inventions and all other items of intellectual property or other intangible property used in the ADSI Business.

1.41 LEASE

"Lease" shall refer to the lease dated March 15, 1995, as amended by the First Amendment to Lease, between David Katz Studio as Tenant and Miranda Realty Associates as Landlord providing for the lease of the premises located at 208 West 30th Street, New York, New York.

1.42 LEASE ASSIGNMENT DOCUMENTS

"Lease Assignment Documents" means the documents evidencing the assignment of the Lease to KDTI-NY, as tenant.

1.43 LEASED PREMISES

"Leased Premises" means the premises covered by the Lease and occupied by ADSI by sublease from David Katz Studio.

1.44 LIABILITIES

"Liabilities" means ADSI's liabilities, other than liabilities with respect to capital leases or liabilities secured by a security interest in capital assets.

1.45 MERGER DOCUMENTS

"Merger Documents" means such documents, including, but not limited to, the Certificate of Merger, as shall be necessary so that when filed by the Department of State of New York, the Merger will be effective.

1.46 NET SALES REVENUES

"Net Sales Revenues" means gross revenues less returns, discounts, allowances and fifty percent (50%) of the amount of gross revenues generated during the first six months of the First Annual Period for which payment has not been received prior to the end of such First Annual Period.

1.47 NET WORTH ADJUSTMENT

"Net Worth Adjustment" means the amount, if any, by which the Final ADSI Net Worth is greater or less than the Closing ADSI Net Worth.

1.48 OTHER DOCUMENTS

"Other Documents" means all Schedules and Exhibits to this Agreement and all other instruments, agreements and documents executed or to be executed by any party hereto in connection with the transactions contemplated hereby.

1.49 PERSON

"Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or a department or agency thereof.

1.50 PRESENT ACCOUNTANTS

"Present Accountants" means the firm of Rosenberg Rich Baker Berman & Company, Bridgewater, New Jersey.

1.51 PROMISSORY NOTES

"Promissory Notes" means the promissory notes, each in the form attached hereto as SCHEDULE 1.51.

1.52 REGISTER; REGISTERED; REGISTRATION

The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a Registration Statement with the Commission, in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and/or the Securities and Exchange Act of 1934, as amended, and applicable rules and regulations under either such Act.

1.53 REVIEWED FINANCIAL STATEMENTS

"Reviewed Financial Statements" means ADSI's balance sheet, statement of income and retained earnings, and statements of cash flow and related footnotes thereto for the period from July 1, 1997 through and including July 30, 1997, reviewed by the Present Accountants, and which shall be based upon and prepared in a manner which is consistent with the Audited Financial Statements.

1.54 SHARE CERTIFICATES

"Share Certificates" means the certificates representing the Shares, issued to the persons and in the amounts identified on SCHEDULE 1.54, which shall bear the following legend:

         The shares of stock represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act") and may be transferred only if (i) registered under the Act and if the requirements of any state having jurisdiction are complied with or (ii) the transfer is exempt from such registration and state requirements and counsel reasonably acceptable to the Corporation has delivered to the Corporation a written opinion reasonably acceptable to the Corporation setting forth the basis for such exemption.

1.55 SHARE PRICE

"Share Price" shall mean the average closing price of the Common Stock for twenty (20) consecutive trading days on the Nasdaq NMS stock market ending three
(3) business days prior to the Closing Date.

1.56 SHARES

"Shares" shall have the meaning ascribed thereto in Section 3.1.1(i) of this Agreement.

1.57 UNAUDITED FINANCIAL STATEMENTS

"Unaudited Financial Statements" means ADSI's balance sheet, statement of income and retained earnings, prepared by ADSI, for:

         (i)     the twelve (12) month period ending June 30, 1996;
         (ii)    the three (3) month period ending September 30, 1996;
         (iii)   the six (6) month period ended December 31, 1996;
         (iv)    the twelve (12) month period ending December 31, 1996;
         (v)     the nine (9) month period ending March 31, 1997;
         (vi)    the six (6) month period ended June 30, 1996;
         (vii)   the six (6) month period ended June 30, 1997.

1.58 UNCOLLECTED ACCOUNTS RECEIVABLE

"Uncollected Accounts Receivable" shall have the meaning ascribed thereto in
Section 3.2.3(i) of this Agreement.

ARTICLE 2: MERGER OF ADSI WITH AND INTO KDTI-NY

2.1 MERGER OF ADSI WITH AND INTO KDTI-NY

         Subject to the terms and conditions set forth in this Agreement, ADSI, KDTI and KDTI-NY hereby agree that on the Effective Date ADSI shall be merged with and into KDTI-NY so that KDTI-NY is the surviving corporation, and the separate corporate existence of ADSI ceases, in accordance with the applicable provisions of the laws of the State of New York. Upon effectiveness of the Merger, the issued capital shares of KDTI-NY shall remain issued, but all ADSI Shares shall be cancelled (whether or not certificates therefor are surrendered for cancellation) and the holders thereof shall be entitled to receive the consideration in respect thereof as provided by Article 3 of this Agreement. Concurrently with the effectiveness of the Merger, the corporate name of KDTI-NY shall change to Advanced Digital Services, Inc., but for purposes of this Agreement the corporation surviving the Merger shall continue to be referred to as KDTI-NY.

2.2 EXCLUDED LIABILITIES

         Concurrently with the Closing, all Excluded Liabilities shall be terminated and released.

2.3 CERTAIN ASSETS

         Immediately after the Effective Date, none of the Advanced Digital Companies (other than ADSI) nor any Controlled Company shall have or control any assets related to or necessary or useful in the conduct of the ADSI Business.

ARTICLE 3:  CONSIDERATION FOR MERGER

3.1 CONSIDERATION TO ADSI SHAREHOLDERS UPON MERGER

         3.1.1. CALCULATION OF CONSIDERATION.

                  i. On the Effective Date, the ADSI Shares shall, by virtue of the Merger, automatically and without any action on the part of the holders thereof, become and be converted into the right to receive the following (collectively referred to as the "MERGER CONSIDERATION"):

                           (1) $500,000.00 (hereafter such sum is referred to as the "CASH COMPONENT"), payable on the Effective Date in immediately available funds; and

                           (2) $250,000 (such sum, as adjusted pursuant to Section 3.2 below, is hereafter referred to as the "NOTE AMOUNT") payable in accordance with the Promissory Note; and

                           (3) that number of shares of Common Stock as shall be determined by dividing $835,673 (such amount, as adjusted pursuant to Section 3.2 below, is referred to as the "SHARE AMOUNT") by the Share Price (hereafter such number of Shares is referred to as the "SHARES"), issued to David and Gary in the respective amounts set forth on Schedule 1.54 annexed hereto.

                  ii. The amount of the Merger Consideration is subject to adjustment as hereinafter provided.

         3.1.2. ESCROW. At Closing the Promissory Note and the Share Certificates shall be deposited in escrow with the Escrowee.

3.2      POST CLOSING ADJUSTMENTS TO MERGER CONSIDERATION.

         3.2.1. PREPARATION OF AUDITED AND REVIEWED FINANCIAL STATEMENTS. The ADSI Stockholders shall cooperate with KDTI in causing the Final Financial Statements to be prepared promptly after the Closing by the Present Accountants; the charges of the Present Accountants incurred after the Closing for such work shall be paid by KDTI. The Final Financial Statements shall be prepared in accordance with GAAP. All determinations by the Present Accountants shall be subject to review by the Accountants and any disputes will be resolved by the Determining Accountant in the manner set forth herein. In the event that KDTI does not agree with the Final Financial Statements, KDTI shall give written notice to the ADSI Stockholders' Agent within thirty (30) days after KDTI's receipt of the Final Financial Statements that same have not been calculated in accordance with GAAP. Such notice shall provide specific reasons for the disagreement. In such event, KDTI and the ADSI Stockholders' Agent shall each comply with the further provisions of this Paragraph. If no such written notice is received, then the Final Financial Statements shall be deemed to be accepted. If such notice is given, then KDTI and the ADSI Stockholders' Agent shall try to resolve the disagreement regarding the Final Financial Statements. If no agreement is reached between them within twenty (20) business days after the date on which KDTI gave its notice of disagreement, then the Determining Accountant shall be appointed by the Accountants and the Present Accountants within seven (7) business days thereafter with instructions to resolve the disagreement and provide a report of its determination of the amounts in dispute within thirty (30) business days of its appointment. The Determining Accountant shall also make any other changes to the Final Financial Statements that are necessary or appropriate for a consistent presentation thereof in light of its determination of the issues presented for resolution. Such decision of the Determining Accountant shall be binding upon the ADSI Stockholders, KDTI, and KDTI-NY. If the Determining Accountant determines that the Final ADSI Net Worth equals or exceeds, or is not less than ninety-seven and one-half percent (97.5%) of, the Closing ADSI Net Worth, KDTI shall pay the cost of the Determining Accountant; otherwise, the ADSI Stockholders shall pay the cost of the Determining Accountant.

         3.2.2. ADJUSTMENTS TO MERGER CONSIDERATION BASED UPON NET WORTH ADJUSTMENT. Upon completion of the calculation of the Final ADSI Net Worth, the Merger Consideration shall be adjusted dollar for dollar by the Net Worth Adjustment, if any, in the manner set forth in this
         Section 3.2.2.

                  i. If the Final ADSI Net Worth is less than the Closing ADSI Net Worth, the Merger Consideration shall be reduced by such Net Worth Adjustment, first by reducing the Promissory Note, and then by reducing the number of Shares. KDTI-NY and KDTI shall execute and deliver to the Escrowee a new Promissory Note, the principal amount of which shall be equal to the difference between the Note Amount and the Net Worth Adjustment, retroactive to the Closing Date, and the Escrowee shall cancel the Promissory Note delivered to it at Closing and deliver it to KDTI. If the Net Worth Adjustment exceeds the Note Amount, the number of Shares shall be recalculated to be the number equal to (A) the Share Amount less the remaining Net Worth Adjustment divided by (B) the Share Price, and KDTI shall issue new Share Certificates for such recalculated number of Shares (allocated among the persons designated to receive such Shares pro-rata) and deliver them to the Escrowee, and the Escrowee shall mark the Share Certificates held in escrow cancelled and deliver them to KDTI or its transfer agent.

                  ii. If the Final ADSI Net Worth is greater than the Closing ADSI Net Worth, the Merger Consideration shall be increased by such Net Worth Adjustment, allocated among the Cash Component, the Note Amount and the Share Amount in the following proportions: thirty one percent (31%) to the Cash Component; fifty three percent (53%) to the Share Amount; and sixteen percent (16%) to the Promissory Note (retroactive to the Closing Date), and KDTI shall deliver to the ADSI Stockholders' Agent the additional amount of the Cash Component and certificates representing the additional Shares, allocated between David and Gary in the same proportion as the Shares delivered at Closing, execute and deliver to the Escrowee a new Promissory Note in the new Note Amount, and the Escrowee shall cancel the Promissory Note delivered to it at Closing and deliver it to KDTI. The number of additional Shares shall be equal to (A) the portion of the Net Worth Adjustment allocated to the Share Amount divided by
                  (B) the Share Price.

                  iii. If the Final ADSI Net Worth is less than One Hundred Fifty Thousand ($150,000.00) Dollars, or if the Final Financial Statements are not delivered to KDTI within sixty
                  (60) days after the Closing, KDTI and KDTI-NY shall have the right, by notice to the ADSI Stockholders' Agent, to require the ADSI Stockholders to accept all of the shares of KDTI-NY in exchange for all of the Merger Consideration, including the Cash Component, the Shares and cancellation of the Note, and within five (5) business days after such notice: KDTI shall deliver to the ADSI Stockholders' Agent certificates representing all of the issued and outstanding shares of capital stock of KDTI-NY divided between David and Gary in the same proportion as their ownership of the ADSI Shares, the Escrowee shall deliver the Promissory Note (marked cancelled) to KDTI and arrange for cancellation of the Share Certificates and deliver the cancelled Share Certificates to KDTI, and David and Gary shall refund to KDTI the Cash Component paid to them at Closing, all of which shall occur at the offices of the Escrowee.

         3.2.3. COLLECTION OF ACCOUNTS RECEIVABLE.

                  i. Following the delivery of the Reviewed Financial Statements, to the extent that the Accounts Receivable included in the Reviewed Financial Statements have not been collected in full, the Promissory Note and the Shares shall remain in escrow to secure payment of the uncollected Accounts Receivable, and if any of the Accounts Receivable included in the Reviewed Financial Statements remain uncollected ninety
                  (90) days after the Closing Date ("Uncollected Accounts Receivable"), the Merger Consideration shall be reduced by the amount of such Uncollected Accounts Receivable by reducing the Promissory Note and then the Shares in the same manner as is described in Section 3.2.2 (i).

                  ii. If the total Accounts Receivable actually collected as of ninety (90) days after the Closing Date is greater than the Accounts Receivable stated in the Reviewed Financial Statements, the Merger Consideration shall be increased by the amount of such excess, allocated among the Cash Component, the Note Amount and the Share Amount in the same manner as is described in Section 3.2.2(ii).

         3.2.4. OTHER ADJUSTMENTS TO THE MERGER CONSIDERATION.

The Merger Consideration shall be (a) increased by the amount, if any, of Uncollected Accounts Receivable that are collected after the expiration of the ninety (90) day period referred to in Section 3.2.3(i) but before the end of the First Annual Period; and (b) reduced by fifty cents ($0.50) for each one dollar ($1.00) that ADSI Net Revenues during the First Annual Period are less than Two Million Two Hundred Thousand ($2,200,000) Dollars. If the adjustments provided in clauses (a) and (b) of this Subsection 3.2.4 result in an increase in the Merger Consideration, such increase shall be allocated among the Cash Component, the Note Amount and the Share Amount in the same manner as is described in
Section 3.2.2(ii). If the adjustments provided in clauses (a) and (b) of this Subsection 3.2.4 result in a reduction of the Merger Consideration, such reduction shall be made first by reducing the amount due under the Promissory Note and then by reducing the number of Shares (but not by a number which would reduce the Share Amount to an amount which is less than fifty percent (50%) of the total Merger Consideration as adjusted by this Section 3.2), and finally by refund of the Cash Component. The Promissory Note and the Share Certificates shall continue to be held by the Escrowee pursuant to the Escrow Agreement until the Determination Date. Reduction of the Merger Consideration under this paragraph 3.2.4 shall be effected as follows:

                  i. first, by reducing the principal amount of the Promissory Note, and the Escrowee shall cancel the Promissory Note held by it in escrow and deliver it to KDTI, retroactive to the Closing Date, and KDTI shall execute and deliver to the ADSI Stockholders' Agent a new Promissory Note (retroactive to the Closing Date, and subject to any other reductions to the Promissory Note made pursuant to the other provisions of this
                  Section 3.2), unless the Note Amount is reduced to zero in which event no new Promissory Note shall be issued and

                  ii. the Escrowee shall return the Share Certificates to KDTI-NY for cancellation and KDTI shall issue new Share Certificates for such number of the Shares as shall be determined by dividing (A) the balance of the Share Amount (as reduced pursuant to this Section 3.2.4 and any other reductions made pursuant to the other provisions of this
                  Section 3.2) by (B) the Share Price, allocated among the persons designated in SCHEDULE 1.56 to receive such Shares pro-rata, and delivering them to the ADSI Stockholders' Agent, provided, however, in no event shall the Share Amount as so adjusted be less than fifty percent (50%) of the Merger Consideration as adjusted by this Section 3.2, and

                  iii. any balance shall be paid within five (5) business days to KDTI by David and Gary.

Following the Determination Date and the making of any adjustments required by this Section 3.2, the Promissory Note (if not cancelled pursuant to the provisions of this Section 3.2) and the Shares, as adjusted, and any remaining stock powers delivered to the Escrowee pursuant to Section 4.2(ix), shall be delivered to the ADSI Stockholders' Agent.

         3.2.5. ACCOUNTANTS' DETERMINATION OF ADSI NET REVENUES

The determination of ADSI Net Revenues for purposes of Section 3.2.4 shall be made by the Accountants within sixty (60) days after the end of the First Annual Period, in accordance with GAAP and this Agreement, and such determination by the Accountants shall be subject to review by the Present Accountants, or such other firm of independent certified public accountants selected by the ADSI Stockholders' Agent. Any disputes will be resolved by the Determining Accountant in the manner set forth herein. In the event that the ADSI Stockholders' Agent does not agree with the determination of ADSI Net Revenues, the ADSI Stockholders' Agent shall give written notice to KDTI within thirty (30) days after receipt of the Accountants' determination of the ADSI Net Revenues that it contends that ADSI Net Revenues have not been calculated in accordance with GAAP. Such notice shall provide specific reasons for the disagreement. In such event, KDTI and the ADSI Stockholders' Agent shall each comply with the further provisions of this Paragraph. If no such written notice is received, then the Accountants' determination of ADSI Net Revenues shall be deemed to be accepted. If such notice is given, then KDTI and the ADSI Stockholders' Agent shall try to resolve the disagreement. If no agreement is reached between them within ten
(10)
business days after the date on which the ADSI Stockholders' Agent gave its notice of disagreement, then the Determining Accountant shall be appointed by the Accountants and the Present Accountants within seven (7) business days thereafter with instructions to resolve the disagreement and provide a report of its determination of ADSI Net Revenues within thirty (30) business days of its appointment. The Determining Accountant shall also make any other changes to the Financial Statements that are necessary or appropriate for a consistent presentation thereof in light of its determination of the issues presented for resolution. Such decision of the Determining Accountant shall be binding upon the ADSI Stockholders, KDTI, and KDTI-NY. If the Determining Accountant determines that the ADSI Net Revenues equal or exceed, or are not less than ninety seven and one-half percent (97.5%) of, the ADSI Net Revenues initially determined by the Accountants, the ADSI Stockholders shall pay the cost of the Determining Accountant; otherwise, KDTI shall pay the cost of the Determining Accountant.

         3.2.6. TERMINATION OF EMPLOYMENT.

If David's and Gary's employment is terminated during the First Annual Period by KDTI or KDTI-NY, other than for cause or by resignation of David and Gary, respectively, then ADSI Net Revenues on the date of such termination shall be deemed to be equal to Two Million Two Hundred Thousand ($2,200,000.00) Dollars.

         3.2.7. LIMITATION ON ADJUSTMENTS

Adjustments made to the Merger Consideration under this Section 3.2 shall be made in a manner so that the Share Amount shall at all times be not less than fifty percent (50%) of the total Merger Consideration as adjusted. No fractional Share or scrip shall be issued in connection with any issuance of Shares, or adjustment thereto, but in lieu thereof, KDTI shall pay, in cash or by check, to each Person who, but for the provisions of the preceding clause, would have been entitled to receive a fraction of a Share, an amount equal to the product of (i) the Share Price and (ii) such fraction.

ARTICLE 4: THE CLOSING

4.1 CLOSING

         The Closing is taking place as of the opening of business on the date hereof at the offices of KDTI's counsel, Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, 750 Lexington Avenue, New York, New York 10022.

4.2 DELIVERIES BY ADSI STOCKHOLDERS AT CLOSING.

         At the Closing, the ADSI Stockholders are delivering, or causing to be delivered, to KDTI and KDTI-NY:

                  i. the Closing Financial Statements, certified by an authorized officer of ADSI as being true and correct in all material respects;

                  ii. the opinion of McCarter & English, as counsel for ADSI and the ADSI Stockholders, in the form annexed hereto as SCHEDULE 4.2(II);

                  iii. a Certificate executed by the ADSI Stockholders stating the Closing ADSI Net Worth, and that Cash as of the Closing Date was not less than $150,000.00;

                  iv. a copy of ADSI's Certificate of Incorporation, including all amendments, certified by the office of the Secretary of State of New York and a certificate from the office of the Secretary of State of New York and each state in which ADSI has qualified as a foreign corporation to do business, to the effect that such corporation is in good standing in each such state, and that it owes no taxes;

                  v. a copy of ADSI's By Laws certified by an officer of the corporation as being a true and complete copy thereof;

                  vi. the ADSI Shares;

                  vii. the resignation of the current officers and directors of ADSI;

                  viii. the Merger Documents executed on behalf of ADSI for filing by the Department of State of New York;

                  ix. stock powers signed by David and Gary in blank in form for transfer with respect to the Share Certificates to enable adjustments, if any, to the number of Shares to be made as required by Section 3.2 of this Agreement;

                  x. any Lease Assignment documents to which ADSI is a party;
                  and

                  xi. such other documents or instruments as may be necessary in order to consummate the transactions described in this Agreement.

4.3 DELIVERIES BY KDTI AND KDTI-NY AT CLOSING. At the Closing, KDTI and KDTI-NY are:

                  i. delivering the Cash Component, paid by wire transfer to the account designated by the ADSI Stockholders to KDTI;

                  ii. delivering the executed Promissory Notes to the Escrowee;

                  iii. delivering the Share Certificates to the Escrowee;

                  iv. delivering to the ADSI Stockholders' Agent the opinion of Messrs. Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, counsel to KDTI and KDTI-NY, in the form annexed hereto as
                  SCHEDULE 4.3(IV);

                  v. delivering the Merger Documents executed on behalf of KDTI-NY for filing by the Department of State of New York;

                  vi. delivering to the ADSI Stockholders' Agent a copy of KDTI's and KDTI-NY's respective Certificates of Incorporation, including all amendments, certified, as to KDTI, by the office of the Secretary of State of Delaware; and a certificate from the office of the Secretary of State of Delaware to the effect that KDTI is in good standing and owes no taxes in Delaware;

                  vii. delivering to the ADSI Stockholders' Agent a copy of KDTI's and KDTI-NY's respective By Laws, certified by an officer of the respective corporations as being true and correct as of the Closing Date;

                  viii. delivering any Lease Assignment Documents to which KDTI or KDTI-NY is a party; and

                  ix. executing and delivering such other documents or instruments as may be necessary in order to consummate the transactions described in this Agreement.

4.4 DELIVERY OF ESCROW AGREEMENT AT CLOSING.

         At the Closing, the Escrowee, KDTI, KDTI-NY, David, Gary, and the ADSI Stockholders' Agent are executing and delivering the Escrow Agreement to one another.

ARTICLE 5: REGISTRATION OF SHARES

5.1 AGREEMENT TO REGISTER

         Within eighteen (18) months after the Closing, KDTI agrees to use its best efforts to file a Registration Statement with the Commission and to have such Registration Statement declared effective, to permit, when such Registration Statement is declared effective, the sale of the Shares in the public securities markets. KDTI may satisfy its obligation under this paragraph by arranging for "piggy-back" registration of the Shares as part of the registration by KDTI of any of its securities under the Securities Act of 1933 (other than pursuant to a Registration Statement on Forms S-8, S-4 or similar or successor forms). KDTI may include in the Registration Statement filed pursuant to this Article 5 any authorized but unissued shares of Common Stock for sale by KDTI or any issued and outstanding securities for sale by others.

5.2 LOCK UP AGREEMENT

         David and Gary each agrees that he will not sell, assign, pledge or otherwise transfer or engage in short-selling or hedging transactions with respect to the Shares until the expiration of eighteen (18) months following the Closing Date (the "Lock-up Period").

5.3 PREPARATION AND FILING

         KDTI shall, at its sole expense, as expeditiously as practicable, use its best efforts to:

                  (i) prepare and file with the Commission a Registration Statement necessary to permit the sale of the Shares in the public securities markets when such Registration Statement becomes effective, and such amendments and supplements to the Registration Statement and the prospectus as may be necessary to have the Registration Statement declared effective;

                  (ii) furnish to then holders of the Shares (the "Holders") such number of copies of the prospectus included in the Registration Statement and such other documents as each may reasonably request in order to facilitate the sale of the Shares in the public securities markets;

                  (iii) register or qualify the Shares under the Blue Sky Laws of each state governing the purchase and/or sale of securities as the Holders may reasonably request (provided, however, that KDTI will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (2) subject itself to taxation in any such jurisdiction);

                  (iv) notify each Holder promptly, and confirm such advice in writing:

                           (A) when the Registration Statement or any amendment thereto has been filed and when it has become effective;

                           (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and

                           (C) of the qualification of the Shares for sale under the securities or Blue Sky Laws of any jurisdiction affecting such qualification;

                  (v) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement;

                  (vi) cause all of the Shares covered by the Registration Statement to be listed on each securities exchange, or designated for inclusion in each automated interdealer quotation system on which the Common Stock is listed or included; and

                  (vii) provide and cause to be maintained a transfer agent for all Shares covered by the Registration Statement from and after a date not later than the effective date of the Registration Statement.

5.4 PREPARATION; REASONABLE INVESTIGATION

         In connection with the preparation and filing of the Registration Statement and any amendments thereto and any Blue Sky Filing, KDTI will give the Holders and their respective counsel and accountants the opportunity to review the Registration Statement, each prospectus included therein or filed with the Commission, each document incorporated by reference therein and each amendment thereof or supplement thereto and any Blue Sky Filing in order to verify the accuracy of any factual information concerning the Holders whose Shares are being registered or qualified, and will give each of them such access to its books and records and such opportunities to discuss the business of KDTI with its Accountants as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act. KDTI shall pay for all registration and filing fees, printing expenses and fees and disbursements of KDTI's counsel and its Accountants in connection with the preparation and filing of the Registration Statement or any Blue Sky Filing pursuant to this Article 5; provided, however, that the Holders shall pay the fees and expenses of their own counsel or other advisers in connection with the Holders' own review of such registration and qualification of the Shares, selling commissions and stock transfer taxes.

ARTICLE 6:  REPRESENTATIONS AND WARRANTIES OF ADSI STOCKHOLDERS

         The ADSI Stockholders, jointly and severally, represent, warrant and covenant to KDTI-NY and KDTI the following:

6.1 EXISTENCE AND GOOD STANDING

         ADSI is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own, lease and operate all its properties and to carry on its business as now being conducted. ADSI is duly qualified and in good standing in each jurisdiction in which failure to qualify would have an adverse effect on the conduct of the ADSI Business or on the use by KDTI-NY of ADSI's assets.

6.2 CAPITAL STOCK

         The stockholders and capitalization of ADSI are set forth on SCHEDULE
6.2. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of stockholders. No other class of capital stock of ADSI is authorized or outstanding. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of ADSI except as set forth on SCHEDULE 6.2. The ADSI Stockholders own the ADSI Shares free and clear of any liabilities, liens, security interests, pledges, or encumbrances.

6.3 FINANCIAL STATEMENTS

         6.3.1. FINANCIAL STATEMENTS DELIVERED BY ADSI. ADSI has furnished to KDTI-NY, or will furnish to KDTI-NY by the Closing Date, the following financial statements and tax returns (the "Financial Statements"):

                  i. federal and state tax returns of ADSI for the fiscal years ended June 30, 1995 and June 30, 1996;

                  ii. the Unaudited Financial Statements;

                  iii. the Closing Financial Statements.

         The Financial Statements including the footnotes thereto are true and correct in all material respects, and, except for the tax returns referred to in clause (i) of this Subsection 6.3.1, have been prepared on the same basis as the Audited Financial Statements will be prepared, and, except for the tax returns referred to in clause (i) of this Subsection 6.3.1, all adjustments consist only of normal recurring adjustments necessary for a fair presentation of the results of operations and financial conditions for the period covered by such Financial Statement. Each of the balance sheets fairly presents the financial condition of ADSI at the date thereof and, except as indicated therein, reflects all known claims against and all debts and liabilities of ADSI, fixed or contingent, as at the date thereof, required to be shown thereon and the related statements of operations and cash flows for the period indicated fairly present the results of operations and financial condition for the periods indicated. The balance sheets included in the Closing Interim Period Financial Statements and the Reviewed Financial Statements, respectively, do not include any Excluded Liabilities.

         6.3.2. ABSENCE OF ADVERSE CHANGES. Since the Balance Sheet Date, except as set forth on SCHEDULE 6.3.2 or on the Closing Interim Period Financial Statements, there has been (a) no adverse change in the assets or liabilities, or in the business or financial condition, or in the results of operations of ADSI, and (b) no fact or condition exists or is contemplated or threatened which might cause such an adverse change in the future.

6.4 BOOKS AND RECORDS

         All accounts, books, ledgers, minute books and official and other records of ADSI of whatsoever kind have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and taken as a whole they give and reflect a true and fair view of the financial position of ADSI. ADSI does not own or possess any records, systems, controls, data or information material or necessary to the conduct of its business which is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including all means of access thereto and therefrom) that are not under the exclusive ownership and direct control of ADSI, other than financial records which

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
are maintained at the locations identified on SCHEDULE 6.4 annexed hereto, and which are readily available to KDTI and KDTI-NY.

6.5 REAL PROPERTY; PERSONAL PROPERTY; MACHINERY AND EQUIPMENT

         6.5.1. LEASEHOLD AND OTHER REAL PROPERTY INTERESTS. ADSI does not own or have any leasehold or other interest in any real property which is necessary to conduct the development, production, marketing and sale of the products and services offered as part of the ADSI Business other than the Leased Premises demised under the Lease. Except as set forth on SCHEDULE 6.5.1, the real property and the buildings in which the Leased Premises are located are to the best knowledge, information and belief of the ADSI Stockholders, not subject to any mortgage, easement, restriction, or other claim or encumbrance of any nature whatsoever that would adversely affect the use or usefulness of such Leased Premises. The Leased Premises are in good condition and repair consistent with their present use and are available for immediate use by KDTI-NY. None of the ADSI Stockholders or the Advanced Digital Companies have received any written notice that the Leased Premises are presently in violation of any environmental, zoning or other laws.

         6.5.2. TITLE TO ACQUIRED ASSETS. Except as set forth in SCHEDULE 6.5.2, ADSI has good and marketable title or holds a valid, existing, enforceable lease or license to its assets, subject to no encumbrance, lien, charge or other restriction of any kind or character.

         6.5.3. MACHINERY AND EQUIPMENT. Except as set forth in SCHEDULE 6.5.3 the machinery and equipment used, owned or leased by ADSI, as reflected in the Closing Interim Period Financial Statements, are, in the aggregate, in good condition or repair. Except as set forth in SCHEDULE 6.5.3, (i) all capital or operating leases under which ADSI leases equipment; and (ii) each contract for the purchase of as yet undelivered equipment is in full force and effect and constitutes a legal, valid and binding obligation of ADSI, and to the best knowledge, information and belief of the ADSI Stockholders, is a legal, valid and binding obligation of the other party thereto, enforceable by ADSI in accordance with its terms. Except as disclosed on SCHEDULE 6.5.3, there are no existing defaults by ADSI under any such lease beyond applicable notice and grace periods or which have not been waived by the respective lessor, and the Advanced Digital Companies enjoy quiet possession of their respective leaseholds.

         6.5.4. SUFFICIENCY OF ASSETS. The assets owned, leased or controlled by ADSI constitute all of the assets used in connection with the ADSI Business and are available for immediate use by KDTI-NY.

6.6 CONTRACTS

         Except as set forth in SCHEDULE 6.6 or any other schedule annexed hereto, ADSI is not a party to or bound by any agreement, contract or commitment relating to any bonus, deferred compensation, pension, profit sharing, stock option, retirement or other employee benefit plan; any loan or advance to, or investment in, any other Person or any agreement relating to the making of any such loan, advance or investment; any guarantee or other contingent liability in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business); any management service, employment, consulting or any other similar type of contract; any agreement, contract or commitment limiting the freedom of ADSI to engage in any line of business or to compete with any other Person; any agreement, contract or commitment which involves the payment by ADSI of Twenty-Five Thousand ($25,000) Dollars or more, in the aggregate, and is not cancelable without penalty within thirty (30) days; any collective bargaining agreement; any agreement with any officer or director of any of the Advanced Digital

Companies; any secrecy or confidentiality agreement with any Person, including any employee of or consultant to ADSI; any licensing or franchise agreement; or any contract with customers or other third parties for the delivery of goods or performance of services which involves payment by ADSI of more than Twenty Five Thousand ($25,000.00) Dollars.

         Except as set forth on SCHEDULE 6.6, there exists no default or event of default by ADSI, or occurrence, condition, or act (including this transaction) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder such that the assets of ADSI would, in the aggregate, be adversely affected. Except as set forth on SCHEDULE 6.6, ADSI has not violated any material terms or conditions of any contract or agreement which would permit termination or modification of any such contract or agreement where such violation would, in the aggregate, adversely affect the assets of ADSI, and all of the covenants to be performed by any other party thereto have been substantially performed, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such agreements, contracts or commitments.

6.7 LITIGATION

         Except as set forth in SCHEDULE 6.7, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending or, to the best knowledge, information and belief of the ADSI Stockholders, threatened in writing, against or affecting any of the Advanced Digital Companies or any of their respective properties or rights or the operation of its business, and the ADSI Stockholders do not know of any valid basis for any such action, proceeding or investigation. Except as disclosed on SCHEDULE 6.7, neither the Advanced Digital Companies nor any Controlled Company, and none of the ADSI Stockholders is subject to any judgment, order or decree entered in any lawsuit or proceeding which affects the business of ADSI or which would prevent or interfere with the consummation of the transactions contemplated hereby.

6.8 TAXES

         Except as set forth in SCHEDULE 6.8 to this Agreement, ADSI has filed, or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, its business. Such returns and reports reflect accurately taxable income and all liability for taxes of ADSI for the periods covered thereby. Except as set forth in SCHEDULE 6.8, all federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise, payroll, and other taxes and assessments (including interest and penalties) payable by, or due from, ADSI (whether in its own right or as transferee of the assets of, or successor to, any Person) have been fully paid or adequately disclosed and fully provided for in the books and financial statements of ADSI, and to the best knowledge, information and belief of the ADSI Stockholders, no other tax of any nature whatsoever, interest or penalty, will be payable by ADSI with respect to any tax return filed through the Closing Date. Except as set forth in SCHEDULE 6.8, the federal, state and local taxable income and tax liability of ADSI has never been finally determined for any fiscal period; and no audit or examination of any return of ADSI by any taxing authority is currently in progress and no notice of any proposed audit or examination has been received by ADSI or any ADSI Stockholder; and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of ADSI.

6.9 LIABILITIES

         To the best knowledge, information and belief of the ADSI Stockholders, there are no outstanding claims, liabilities or indebtedness, contingent or otherwise against ADSI, except as set forth in the Financial Statements or referred to in the footnotes thereto, other than (i) liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business and consistent with past practice and other liabilities which in the aggregate, are not material to the business prospects, operation, properties, income or condition (financial or otherwise) of ADSI, or (ii) liabilities set forth on any Schedule hereto or which are not required to be set forth on any Schedule hereto because such liabilities are specifically excluded from disclosure on the Schedules provided for by the provisions of this Agreement or are not material to the financial condition of ADSI. SCHEDULE 6.9 sets forth a list of all current arrangements of the Advanced Digital Companies for borrowed money and all outstanding balances as of the date hereof with respect thereto but excluding accounts payable, wages payable and operating expenses payable. None of the Advanced Digital Companies is in default in respect of the terms or conditions of any such indebtedness.

6.10 INTELLECTUAL PROPERTY

         SCHEDULE 6.10 contains an accurate and complete list of all Intellectual Property owned or used or anticipated to be used by the Advanced Digital Companies in the development, production, marketing and sale of the products and services offered as part of the ADSI Business. Except as set forth on SCHEDULE 6.10, to the knowledge of the ADSI Stockholders, no claim of infringement or misappropriation of Intellectual Property has been made against any of the Advanced Digital Companies and, in operating their respective businesses, to the knowledge of the ADSI Stockholders, the Advanced Digital Companies do not infringe or misappropriate any Intellectual Property of any third party.

6.11 COMPLIANCE WITH LAWS

         To the knowledge of the ADSI Stockholders, ADSI is in compliance with all applicable foreign, federal, state and local laws, regulations and orders and all other applicable requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal having jurisdiction, the violation of which, in the aggregate, would have a material adverse effect on the ADSI Business. ADSI is not now charged with, and ADSI, to the best knowledge of the ADSI Stockholders, is not now under individual investigation with respect to, any violation of any law, regulation, or order affecting its business, and ADSI has filed all reports required to be filed with any governmental, regulatory or administrative agency, except for such reports which the failure to file would not have a material adverse effect on ADSI.

6.12 LICENSES

         To the knowledge of the ADSI Stockholders, ADSI has all licenses and permits and other governmental certificates, authorizations and approvals (collectively, "LICENSES") required by any governmental or regulatory body for the development, production, marketing and sale of the products and services offered as part of the ADSI Business and the use of its properties as presently operated or used, except where the failure to have such Licenses would not have an adverse effect on the financial condition, results of operations, assets, properties or business of ADSI. To the knowledge of the ADSI Stockholders, all of such Licenses are in full force and effect and to the knowledge, information and belief of any of the ADSI Stockholders, no action or claim is pending to revoke or terminate any of the Licenses or declare any License invalid.

6.13 INSURANCE

         SCHEDULE 6.13 is a schedule of all insurance policies (including life insurance) or binders maintained by ADSI. To the knowledge of the ADSI Stockholders, all such policies are in full force and effect and all premiums that have become due have been currently paid. The coverage under such policies for occurrences prior to the Closing shall not be adversely affected by reason of the transactions contemplated hereby. Neither the ADSI Stockholders nor ADSI has received notice of cancellation or non-renewal of any such policy or binder. Neither the ADSI Stockholders nor ADSI

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
has received any notice from any of its insurance carriers that any premiums will be materially increased in the future or that any insurance coverage listed on SCHEDULE 6.13 will not be available in the future on substantially the same terms now in effect.

6.14 SUPPLIER AND CUSTOMER RELATIONS

         There has not been, and the ADSI Stockholders do not have any knowledge that would lead them to anticipate, any material adverse change in relations with the suppliers or customers as a result of the transactions contemplated by this Agreement. SCHEDULE 6.14 lists the ten largest suppliers and customers of ADSI, as at the date hereof. None of the Advanced Digital Companies, other than ADSI, has any customer that is also a customer of ADSI. Except as set forth on
SCHEDULE 6.14, to the knowledge of the ADSI Stockholders, none of these current suppliers and, except as disclosed in writing to KDTI, none of these current customers has advised ADSI or any ADSI Stockholder, orally or in writing, formally or informally, that it is terminating or considering terminating, or is materially dissatisfied with its business relationship with ADSI, as a whole or in respect of any particular product or service, or that any of these current customers is contemplating reducing or discontinuing its purchases from ADSI, or that any of these suppliers is contemplating reducing or discontinuing its services or sales to ADSI.

6.15 EMPLOYMENT RELATIONS

         To the knowledge of the ADSI Stockholders, ADSI has not committed any unfair labor practices in connection with the ADSI business and there is no unfair labor practice complaint pending against ADSI before any applicable government entity; there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving ADSI; no representation question exists respecting the employees of ADSI; no grievance which might have an adverse effect on ADSI Business, nor any arbitration proceeding arising out of or under any collective bargaining agreement with ADSI is pending and no claim therefor has been asserted. Except as set forth in SCHEDULE 6.15, ADSI is not a party to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by ADSI; and ADSI has not experienced any work stoppage or any other labor difficulty during the last three (3) years. To the knowledge of the ADSI Stockholders, there has not been, and ADSI does not anticipate, any adverse change in relations with employees as a result of the transactions contemplated by this Agreement.

6.16 PERSONNEL; COMPLIANCE WITH ERISA

         6.16.1. ADSI'S PERSONNEL. SCHEDULE 6.16 contains a true and complete list of all persons employed (and their latest rates of compensation) or retained as independent contractors by ADSI as of June 30, 1997.
         SCHEDULE 6.16 also lists all sales agents or sales representatives as of June 30, 1997. No employees of ADSI are entitled to any accrued vacation pay, sick leave or non-statutory severance benefits. KDTI-NY shall not be liable for the payment of any statutory severance benefit payable to any current employee of ADSI if the employment of such employee is terminated by KDTI-NY.

         6.16.2. EMPLOYEE BENEFIT PLANS. With respect to any employee benefit plan, program, arrangement or contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by ADSI, ADSI has made available to KDTI and KDTI-NY a true, correct and complete copy of (i) such employee benefit plan, (ii) each trust agreement relating to such employee benefit plan, (iii) the most recent summary plan of the employee benefit plan, if any, and (iv) Internal Revenue Service determination letters for all such employee benefit plans. Forms 5500 for all such employee benefit plans have been timely and properly filed, or a valid extension for filing has been obtained, and all employees

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
         excluded from participating in any such employee benefit plans were properly excludable by ADSI.

6.17 NO CHANGES SINCE THE BALANCE SHEET DATE

         Since June 30, 1997, except as specifically stated on SCHEDULE 6.3.2 or reflected on the Closing Interim Period Financial Statements, ADSI has not incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of ADSI's business; permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except as will be released at Closing; sold, transferred or otherwise disposed of any assets except in the ordinary course of ADSI's business; made any capital expenditure or commitment therefor involving the expenditure of more than Five Thousand ($5,000.00) Dollars; made any bonus or profit sharing distribution or payment of any kind; granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who after giving effect to such increase or prior thereto receives compensation at an annual rate of Twenty-Five Thousand US ($25,000.00) Dollars or more, or except in the ordinary course of ADSI's business any other employees; canceled or waived any claims or rights of substantial value; made any change in any method of accounting or auditing practice; otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business; amended or terminated any agreement which is material to the business of ADSI; renewed, extended or modified any lease of real property or except in the ordinary course of business any lease of personal property; or agreed, whether or not in writing, to do any of the foregoing; and there has been no adverse change in the financial condition or results of operations of ADSI, except as set forth on SCHEDULE 6.17 annexed hereto, which changes, in the aggregate, have no material effect upon the business or condition, financial or otherwise, or the results of operation of ADSI.

6.18     VALID AGREEMENTS; RESTRICTIVE DOCUMENTS

         ADSI has corporate authority, and each of the ADSI Stockholders has the full legal right and capacity, to execute, deliver and perform their respective obligations under this Agreement and the Other Documents to which it or he is a party, and all of the foregoing and the Merger have been duly authorized by all necessary shareholder and corporate action of ADSI. This Agreement and the Other Documents to which ADSI or an ADSI Stockholder is a party have been duly executed and delivered by ADSI and the ADSI Stockholders and constitute the valid and binding obligation of ADSI and the ADSI Stockholders, respectively, enforceable against ADSI and the ADSI Stockholders, respectively, in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights or general principles of equity. Except as set forth in SCHEDULE 6.18, or in any other Schedule or Exhibit to this Agreement, neither ADSI nor any ADSI Stockholder is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, contract, instrument, law, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially adversely affects the ADSI Business or the condition of any of its Assets, or which would prevent consummation of the transactions contemplated by this Agreement or compliance by ADSI or the ADSI Stockholders with the terms, conditions and provisions of this Agreement and the Other Documents. Except as set forth in SCHEDULE 6.18, the execution, delivery and performance of this Agreement and the Other Documents and the consummation of the transactions contemplated thereby will not violate, conflict with or result in the breach of any provision of the charter documents or by-laws of ADSI; violate, conflict with or result in the breach or material modification of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, or otherwise give any other contracting party the right to accelerate or terminate, any obligation, contract, agreement, lien, judgment, decree or other instrument to which ADSI or any ADSI Stockholder is a party or by or to which it or his or any of its or his respective assets or properties may be bound or subject, and which acceleration or termination would have a material adverse effect on ADSI or the ADSI Business; violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon ADSI or upon any of its assets and which violation would have a material adverse effect on ADSI or the conduct of the ADSI Business; or violate any statute, law or regulation of the U.S. or New York and which violation would have a material adverse effect on ADSI or the conduct of the ADSI Business.

6.19     REQUIRED APPROVALS, NOTICES AND CONSENTS

         Except as set forth on SCHEDULE 6.19, or elsewhere in this Agreement, no consent or approval of, other action by, or notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by ADSI and the ADSI Stockholders of this Agreement and the Other Documents or the consummation by ADSI and the ADSI Stockholders of the transactions contemplated thereby.

6.20     DISCLOSURE

         This Agreement, the Financial Statements, or any Schedule hereto, or any certificate, document or statement in writing to be delivered as required under this Agreement by or on behalf of ADSI does not contain, or will not contain, any untrue statement of a material fact, or omits, or will omit, any statement of a material fact required to be stated or necessary in order to make the statements contained herein or therein not misleading. To the knowledge of the ADSI Stockholders, there is no fact which materially adversely affects the business or financial condition of ADSI which has not been, or will not be, set forth in this Agreement or any Schedule hereto, or in the certificates, documents or statements in writing to be delivered at the Closing.

6.21     ENVIRONMENTAL CONDITIONS

         SCHEDULE 6.21 sets forth the following, in each instance to the knowledge of the ADSI Stockholders:

                  (i) all treatment, storage and disposal facilities for Hazardous Materials which are currently owned or used by ADSI; all hazardous waste disposal sites which are or have been owned or used by ADSI in connection with the ADSI Business; and all underground storage tanks which are or were owned or used by ADSI in connection with the assets of ADSI. As to each such facility, site or underground storage tank, SCHEDULE 6.21 describes the time period used and the type of hazardous waste treated, stored or disposed of and, in the case of the underground storage tanks, the type of material stored;

                  (ii) all sites at which hazardous wastes from the operation of the ADSI Business have been disposed and, as to each such site, SCHEDULE 6.21 describes the time period used and the type of waste disposed; and

                  (iii) all internal environmental audits conducted by ADSI or by the ADSI Stockholders with respect to ADSI since June 1995 relating to the ADSI Business.

         To the knowledge of the ADSI Stockholders, except as disclosed on
SCHEDULE 6.21 in connection with, or in any way related to the ADSI Business:

                  (i) ADSI holds, and is in substantial compliance with, all permits, licenses, registrations or other authorizations required under applicable Environmental Laws, and is, and has been, otherwise in substantial compliance with all applicable Environmental Laws. There is no condition of ADSI or their respective assets that could prevent or interfere with continued compliance with Environmental Laws by ADSI.

                  (ii) None of the ADSI Stockholders or ADSI has received any written notice of any Environmental Claim, and none of the ADSI Stockholders or ADSI is aware, without any duty of inquiry, of any threatened Environmental Claim. For purposes of this Agreement, Environmental Claim means any written notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including, without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on, or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials, at any location, or (ii) circumstances forming the basis of any violation or alleged violation by the Advanced Digital Companies of any Environmental Laws, including, but not limited to, any violations or alleged violations by ADSI of any permit, license, registration or other authorization required under applicable Environmental Laws.

                  (iii) ADSI has not entered into, agreed to, or is subject to any judgment, decree, order or other similar requirement of any governmental authority under any Environmental Laws, including, without limitation, relating to compliance or to investigation, cleanup, remediation or removal of Hazardous Materials;

                  (iv) Hazardous Materials have not been generated, transported, treated, stored, disposed of, released or threatened to be released at, on, from or under any of the properties included among the assets of ADSI in violation of, or in a manner or to a location that could give rise to liability of ADSI under any Environmental Laws;

                  (v) There are no past or present actions, activities, events, conditions or circumstances, including, without limitation, the presence, release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials in respect of ADSI at any location, that are reasonably likely to give rise to liability under any Environmental Laws or any contract or agreement;

                  (vi) No approval is required under any Environmental Law for the Merger.

6.22     HEALTH AND SAFETY CONDITIONS

         ADSI has not conducted any internal health and safety audits, or industrial hygiene surveys. To the actual knowledge of the ADSI Stockholders, ADSI is in substantial compliance with the requirements of the Occupational Safety and Health Act and all other federal, state and local occupational health and safety laws, rules and regulations.

6.23     COPIES OF DOCUMENTS

         The ADSI Stockholders have caused to be made available for inspection and copying by KDTI or its officers or advisers, true, complete and correct copies of all documents referred to in this Article 6 or in any Schedule furnished pursuant to this Article 6.

6.24     NO BROKERS

         Except as listed on SCHEDULE 6.24 hereto, no broker, finder, agent or similar intermediary has acted on behalf of the ADSI Stockholders or ADSI in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with any of the ADSI Stockholders or ADSI, or any action taken by any of them, except as listed on SCHEDULE 6.24 hereto.

ARTICLE 7:  REPRESENTATIONS OF KDTI AND KDTI-NY

         KDTI and KDTI-NY, jointly and severally, represent, warrant and covenant to the ADSI Stockholders as follows:

7.1      EXISTENCE AND GOOD STANDING

         KDTI and KDTI-NY are each corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and each has all requisite corporate power and authority to own, lease and operate all its properties and to carry on its business as now being conducted. Neither KDTI-NY nor KDTI is required to qualify to do business in any jurisdiction such that failure to qualify would have an adverse effect on the conduct of its business.

7.2      SHARES

         The Shares, when delivered at Closing or subsequent thereto, as the case may be, will have been duly authorized and validly issued and be fully paid and non-assessable.

7.3      VALID AGREEMENTS; RESTRICTIVE DOCUMENTS

         KDTI and KDTI-NY each have the full corporate authority to execute, deliver and perform their respective obligations under this Agreement and the Other Documents and the Merger and all of the transactions contemplated thereby. The Merger has been duly authorized by all necessary shareholder and corporate action of KDTI and KDTI-NY. This Agreement and the Other Documents to which KDTI or KDTI-NY is a party have been duly and validly authorized, executed and delivered by KDTI and KDTI-NY and constitute a valid and binding agreement of each of them enforceable against it in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights or general principles of equity. KDTI-NY and KDTI are not subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement and the Other Documents or compliance by KDTI-NY or KDTI with the terms, conditions and provisions of this Agreement and the Other Documents. The execution, delivery and performance of this Agreement and the Other Documents and the consummation of the transactions contemplated thereby will not (i) violate, conflict with or result in the breach or material modification of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, or otherwise give any other contracting party the right to accelerate or terminate, any obligation, contract, agreement, lien, judgment, decree or other instrument to which KDTI or KDTI-NY is a party or by or to which KDTI or KDTI-NY may be bound or subject, except where such acceleration or termination will not result in an adverse effect on KDTI and KDTI-NY in the aggregate or on KDTI's or KDTI-NY's conduct of its business; (ii) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, KDTI or KDTI-NY or their assets, except where such violation will not result in an adverse effect on KDTI and KDTI-NY in the aggregate or on KDTI's conduct of its business as it is presently conducted or shall be conducted immediately following the Closing; or (iii) violate any statute, law or regulation of Delaware, except where such violation will not result in an adverse effect on KDTI and KDTI-NY in the aggregate or on KDTI's conduct of its business as it is presently conducted.

7.4      REQUIRED APPROVALS, NOTICES AND CONSENTS

         Except for the filing of the Certificate of Merger by the Department of State of New York or as set forth elsewhere in this Agreement, no consent or approval of, other action by, or notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by KDTI or KDTI-NY of this Agreement and the Other Documents or the consummation by KDTI or KDTI-NY of the transactions contemplated thereby.

7.5      NO BROKERS

         No broker, finder, agent or similar intermediary has acted on behalf of KDTI or KDTI-NY in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with KDTI-NY, or any action taken by KDTI-NY.


ARTICLE 8:  POST CLOSING COVENANTS

8.1      GENERAL

         In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under SECTION 9 hereof). The ADSI Stockholders acknowledge and agree that from and after the Closing KDTI and KDTI-NY will be entitled to possession of all documents, books, records (including tax records), agreements and financial data of any sort relating to ADSI and the ADSI Business.

8.2 COOPERATION IN PREPARATION OF SECURITIES LAW FILINGS

         The ADSI Stockholders agree to cooperate to request the Present Accountants to cooperate with KDTI-NY and its accountants in the provision of such information and documents as may be reasonably required in order to complete any filings required under the United States securities laws relating to the acquisition transactions described in this Agreement.

8.3 GUARANTEES BY DAVID

         In the event that David has not been released from any personal guarantee of any lease of equipment by ADSI as of the Closing Date, KDTI and KDTI-NY shall indemnify David and hold him harmless against any claim, obligation or liability whatsoever arising at any time under any such guarantee.

ARTICLE 9:  SURVIVAL OF REPRESENTATIONS; INDEMNITIES

9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE ADSI STOCKHOLDERS

         The representations and warranties of the ADSI Stockholders and the indemnification obligations under Section 9.2 shall survive the execution and delivery of this Agreement and the Other Documents and the Closing hereunder for a period of three (3) years following the Closing under this Agreement, provided, however, that the covenants contained in SECTIONS 3.2.2, 3.2.3 AND
3.2.4 and the representations and warranties made in SECTION 6.2 (including, without limitation, the shareholders of ADSI as set forth on Schedule 6.2),
SECTION 6.8, and SECTION 6.21 and the obligation to indemnify for Securities Claims, as that term is defined in SECTION 9.2.1, shall survive the execution of this Agreement and the Other Documents and the Closing hereunder until the date of expiration of the relevant federal, state or other statute of limitations; provided further, however, that as to matters as to which any Indemnitee has given a proper Claims Notice under SECTION 9.4 on or prior to the expiration of the applicable survival period aforesaid, the right to indemnification with respect thereto shall survive the expiration of any such period until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

9.2 OBLIGATIONS OF THE ADSI STOCKHOLDERS TO INDEMNIFY

         9.2.1. GENERAL INDEMNITY. Subject to Section 9.1, the ADSI Stockholders, jointly and severally, agree to indemnify, defend and hold harmless KDTI-NY and KDTI, and their respective officers, directors, employees and agents, and any of their successors and assigns from and against any and all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) ("CLAIMS"), whether such Claims are incurred in KDTI-NY's or KDTI's disputes with the ADSI Stockholders or involving third-party claims against KDTI-NY or KDTI, based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of the ADSI Stockholders contained in this Agreement and/or any of the Other Documents. In addition, the ADSI Stockholders and the Holders of the Shares being registered shall indemnify and hold harmless KDTI, each director of KDTI, each officer of KDTI who shall sign the Registration Statement and any Person who controls KDTI within the meaning of the Securities Act, against any and all Claims to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to the registration or qualification of the Shares in reliance upon and in conformity with information furnished to KDTI by such Holder solely for use in the preparation thereof ("SECURITIES CLAIMS").

         9.2.2. LIMITATION ON INDEMNIFICATION OBLIGATION. No indemnification shall be required to be made by the ADSI Stockholders for the first $75,000.00 of valid Claims; their liability is limited to the amount of Claims in excess of $75,000.00, provided, however that Securities Claims, any Claim based upon a breach of the representations and warranties made in Section 6.2 (including, without limitation, the shareholders of ADSI as set forth on Schedule 6.2), and any claim for adjustment of the Purchase Price under SECTION 3.2 shall not be subject to, or included in calculating, the limitation contained in this Paragraph 9.2.2.

9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF KDTI AND KDTI-NY

         KDTI's and KDTI-NY's representations and warranties and the indemnification obligations under Section 9.4 shall survive the execution and delivery of this Agreement and the Other Documents and the Closing hereunder for a period of three (3) years following the Closing Date, provided however, that the representations and warranty made in Section 7.2 and the obligation to indemnify for KDTI's Securities Claims as that term is defined in SECTION 9.3.1, shall survive the execution of this Agreement and the Other Documents and the Closing hereunder until the date of expiration of the relevant federal, state or other statute of limitations; and provided further however, that as to matters as to which any Indemnitee has given a proper Claims Notice under Section 9.4 on or prior to the expiration of the applicable period aforesaid, the right to indemnification with respect thereto shall survive the expiration of any such period until such claim is finally resolved and any obligations with respect thereto are fully satisfied.

         9.3.1. OBLIGATION OF KDTI AND KDTI-NY TO INDEMNIFY. Subject to Section 9.3, KDTI and KDTI-NY agree to indemnify, defend and hold harmless the ADSI Stockholders from and against any and all Claims based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of KDTI-NY contained in this Agreement or in any document or other papers delivered by KDTI-NY in connection with this Agreement and/or the Other Documents. In addition, KDTI and KDTI-NY shall indemnify and hold harmless the ADSI Stockholders, within the meaning of the Securities Act, against any and all Claims to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, any document incorporated by reference therein or any amendment or supplement thereto, or any document prepared and/or furnished by KDTI incident to the registration or qualification of the Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by KDTI of the Securities Act or state securities or Blue Sky Laws applicable to it and relating to action or inaction required of KDTI in connection with such registration or qualification under such state securities or Blue Sky Laws ("KDTI'S SECURITIES CLAIMS"); provided, however, that KDTI shall not be liable in any such case to the extent that such Claims arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, the Registration Statement, said preliminary prospectus or said prospectus or said amendment or supplement or any document incident to the registration or qualification of the Shares in reliance upon and in conformity with information furnished to it by an ADSI Stockholder or any other Holder of such Shares or their respective agents solely for use in the preparation thereof.

         9.3.2. LIMITATION ON INDEMNIFICATION OBLIGATION. No indemnification shall be required to be made by KDTI or KDTI-NY for the first $75,000.00 of valid Claims; their liability is limited to the amount of Claims in excess of $75,000.00, provided, however that KDTI's Securities Claims shall not be subject to, or included in calculating, the limitation contained in this Paragraph 9.3.2.

9.4 NOTICE AND OPPORTUNITY TO DEFEND

         9.4.1. NOTICE OF ASSERTED LIABILITY. Promptly after receipt by any party hereto (the "INDEMNITEE") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "ASSERTED LIABILITY") that may result in any Claims, the Indemnitee shall promptly give notice thereof (the "CLAIMS NOTICE") to the party obligated to provide indemnification pursuant to SECTION 9.2 OR 9.3 (the "INDEMNIFYING PARTY"). The Claims Notice shall describe the Asserted Liability in reasonable detail, shall contain supporting documentation (if applicable), and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Claims that have been or may be suffered by the Indemnitee. No indemnification obligation shall be imposed upon an Indemnifying Party unless a proper Claims Notice is given to that Indemnifying Party on or before the last day of the survival period for the representation, warranty, or covenant, the alleged breach of which forms the basis for the Claim.

         9.4.2. OPPORTUNITY TO DEFEND. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability at the expense of the Indemnifying Party. Subject to the limitations contained in
         Section 9.4.3 on the obligations of the Indemnifying Party in respect of proposed settlements, the Indemnitee shall have the right to employ its own counsel with respect to any Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (a) the employment of such counsel at the expense of the Indemnifying Party shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or
         (b) such Indemnifying Party shall not have, as provided above, promptly employed counsel reasonably satisfactory to the Indemnitee to take charge of the defense of such action. The Indemnitee, at its own cost, may employ separate counsel to assert, based on an opinion of counsel, one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party; the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnitee in respect of such different or additional defenses. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

         9.4.3.   SETTLEMENT.
         Notwithstanding the provisions of SECTION 9.4.2, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim for which indemnification has been sought and is available hereunder, over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. If, however, the Indemnitee refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnifying Party notified the Indemnitee of the offer of settlement, and (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of the Indemnitee's continuing to pursue such matter.

ARTICLE 10:  MISCELLANEOUS

10.1 EXPENSES

         Except as otherwise provided herein, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement and the Other Documents, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

10.2 GOVERNING LAW

         The interpretation and construction of the Documents, and all matters relating hereto, shall be governed by the law of the State of New York, without reference to its conflict of laws provisions.

10.3 INTERCHANGEABILITY OF SCHEDULES

         Any information contained on any Schedule to this Agreement or in the Financial Statements shall be deemed to be contained on each and every other Schedule to this Agreement.

10.4 CAPTIONS

         The article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

10.5 NOTICES

         Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission; (b) one day after the date of delivery by Federal Express or other nationally recognized courier service that provides a delivery receipt, if delivered by priority overnight delivery between any two points within the United States; or
(c) five days after deposit in the mails, if mailed by certified or registered mail (return receipt requested) between any two points within the United States, and in each case of mailing, postage prepaid, addressed to a party at its address first set forth above, with copies to Messrs. Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, 750 Lexington Avenue, New York, New York 10022-1200, Attention: Murray L. Skala, Esq., and to McCarter & English, 4 Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102, Attn.: Peter Twombly, Esq., or such other address as shall be furnished in writing by like notice by any such party.

10.6 PARTIES IN INTEREST

         This Agreement and the Other Documents may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement and the Other Documents shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their respective successors and assigns.

10.7 SEVERABILITY

         In the event any provision of this Agreement or the Other Documents is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement or such Other Documents shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

10.8 COUNTERPARTS

         This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

10.9 ENTIRE AGREEMENT; AMENDMENTS

         This Agreement, and the Other Documents, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be changed orally, but only by an agreement in writing signed by all parties.

         IN WITNESS WHEREOF, the individual parties have executed and the corporate parties have each caused its corporate name to be hereunto subscribed by their respective duly authorized officers on the date first written above.

KATZ DIGITAL TECHNOLOGIES, INC.                    KATZ DIGITAL ACQUISITION INC.

By:  /s/ Donald L. Flamm                    By:   /s/ Donald L. Flamm
     ------------------------------               ------------------------------
Name:    Donald L. Flamm                    Name:     Donald L. Flamm

Title:   Vice President                     Title:    Vice President and
         Chief Financial Officer                      Chief Financial Officer

     /s/ David Katz                               /s/ Gary Ritkes
-----------------------------------         ------------------------------------
         David Katz                                   Gary Ritkes

ADVANCED DIGITAL SERVICES, INC.

By: /s/ David Katz
    -------------------------------
    Name:    David Katz
    Title:   President

                                    SCHEDULES

Schedule 1.16                    Certificate of Merger
Schedule 1.31                    Escrow Agreement
Schedule 1.51                    Promissory Note
Schedule 1.54                    List of distributees of KDTI Shares
Schedule 4.2(ii)                 Opinion of the ADSI Stockholders' Counsel
Schedule 4.3(iv)                 Opinion of KDTI-NY's Counsel
Schedule 6.2                     Stockholders and Capitalization of ADSI
Schedule 6.3.2                   Changes to ADSI since Balance Sheet Date
Schedule 6.4                     Location of Books and Records
Schedule 6.5.1                   Real Property Encumbrances
Schedule 6.5.2                   Title to Assets; Encumbrances
Schedule 6.5.3                   Machinery and Equipment; Encumbrances
Schedule 6.6                     Contracts
Schedule 6.7                     Litigation
Schedule 6.8                     Tax Liabilities
Schedule 6.9                     Indebtedness for Borrowed Money
Schedule 6.10                    Intellectual Property
Schedule 6.13                    Insurance
Schedule 6.14                    Suppliers and Customers
Schedule 6.16                    Personnel
Schedule 6.17                    Changes since the Balance Sheet Date
Schedule 6.18                    Valid Agreements; Restrictive Documents (ADSI)
Schedule 6.19                    Approvals for ADSI
Schedule 6.21                    Environmental Conditions
Schedule 6.24                    Brokers (ADSI)

                                                                   SCHEDULE 1.16



                              CERTIFICATE OF MERGER

                                       of

                         ADVANCED DIGITAL SERVICES, INC.
                            (a New York corporation)

                                       and

                          KATZ DIGITAL ACQUISITION INC.
                            (a New York corporation)

                                      into

                          KATZ DIGITAL ACQUISITION INC.
                            (a New York corporation)

                Under Section 904 of the Business Corporation Law


         It is hereby certified, on behalf of each of the constituent corporations herein named, in connection with the merger thereof (the "Merger"), as follows:
         FIRST: The names of the domestic constituent corporations are Katz Digital Acquisition Inc., whose certificate of incorporation was filed by the Department of State on July 25, 1997, and Advanced Digital Services, Inc., whose certificate of incorporation was filed by the Department of State on July 6, 1995.
         SECOND: The name of the surviving corporation is Katz Digital Acquisition Inc., except that the name of such surviving corporation will change, concurrently with the effectiveness of the Merger, to Advanced Digital Services, Inc.
         THIRD: To effect the change of name of the surviving corporation referred to in Article SECOND, the certificate of incorporation of the surviving corporation is hereby amended, concurrently with the effectiveness of the Merger, by deleting Article FIRST thereof in its entirety and by inserting in lieu thereof the following:

                  FIRST: The name of the corporation is Advanced Digital Services, Inc.

         FOURTH: As to each constituent corporation, the Plan and Agreement of Merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the Plan and Agreement of Merger, and the specification of each class and series entitled to vote as a class on the Plan and Agreement of Merger, as follows:

                          Katz Digital Acquisition Inc.
                            (a New York corporation)

Designation of each                                                             Designation of
outstanding class                   Number of outstanding                       class and series
and series of shares                shares of each class                        entitled to vote

  Common Stock                                100                                   Voting


                         Advanced Digital Services, Inc.
                            (a New York corporation)

Designation of each                                                             Designation of
outstanding class                   Number of outstanding                       class and series
and series of shares                shares of each class                        entitled to vote

 Common Stock                                  66                                  Voting


         FIFTH: The Merger was authorized in respect of each constituent corporation as follows:

                  (a) the Board of Directors of each constituent corporation has duly adopted a Plan and Agreement of Merger setting forth the terms and conditions of the Merger; and

                  (b) such Plan and Agreement of Merger was duly adopted by the written consent of the holders of all the outstanding shares of each such corporation.

         IN WITNESS WHEREOF, the undersigned have subscribed this Certificate on this 31st day of July 1997, and do hereby affirm, under the penalties of perjury, that the statements contained herein are true.

                                            KATZ DIGITAL ACQUISITION INC.
                                            (a New York corporation)


                                            By: ________________________________
                                            Name:       GARY KATZ
                                            Title:      Chairman of the Board

                                            and

                                            By: ________________________________
                                            Name:       GEOFFREY A. BARSKY
                                            Title:      Secretary


                                            ADVANCED DIGITAL SERVICES, INC.
                                            (a New York corporation)


                                            By: ________________________________
                                            Name:       DAVID KATZ
                                            Title:      President

                                            and

                                            By: ________________________________
                                            Name:       GARY RITKES
                                            Title:      Secretary

                                                                   SCHEDULE 1.31



                                ESCROW AGREEMENT


         ESCROW AGREEMENT, dated July 31, 1997, among KATZ DIGITAL TECHNOLOGIES, INC., a Delaware corporation ("KDTI"); ADVANCED DIGITAL SERVICES, INC., a New York corporation formerly known as Katz Digital Acquisition Inc. ("KDTI-NY"), both corporations having an address at Twenty-One Penn Plaza, New York, New York 10001; DAVID KATZ (the "ADSI STOCKHOLDERS' AGENT"), having an address at 21 East 36th Street, New York, New York 10016 as agent for the former stockholders of ADVANCED DIGITAL SERVICES, INC., a New York corporation ("ADSI"), which merged with and into KDTI-NY; and FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA & BASS LLP, as Escrowee, having an address at 750 Lexington Avenue, New York, New York 10022-1200 (the "ESCROWEE").

                                    RECITAL:

         The former stockholders of ADSI are parties to and identified in a Plan and Agreement of Merger dated July 31, 1997 with ADSI, KDTI and KDTI-NY (the "Merger Agreement") pursuant to which ADSI has merged with and into KDTI-NY so that KDTI-NY is the surviving corporation of the merger. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Merger Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Establishment of the Escrow. Simultaneously with the execution and delivery of this Agreement, KDTI-NY is depositing with the Escrowee the (i) Promissory Note and (ii) Share Certificates in accordance with the Merger Agreement. Such Promissory Note and Share Certificates are sometimes herein called the "Escrowed Items." The Escrowee will hold and dispose of the Escrowed Items in accordance with the terms hereof and the Merger Agreement.

         2. Distribution of Escrowed Items.

                  2.1. Delivery of Escrowed Items. The Escrowee shall make delivery of that portion of the Escrowed Items which KDTI, KDTI-NY or ADSI Stockholders' Agent, as the case may be, shall be entitled to receive under the Merger Agreement as follows:

         i. Escrowee will take the actions required by Section 3.2.2 of the Merger Agreement ten (10) days following receipt by the Escrowee of notice from KDTI consisting of a certificate executed by the Chief Executive Officer or Chief Financial Officer of KDTI that the determination of the Net Worth Adjustment has been made, or that no Net Worth Adjustment will be made, and setting forth the adjustments in the Note Amount and Share Amount, if any;

         ii. Escrowee will take the actions required by Section 3.2.3 of the Merger Agreement ten (10) days following receipt by the Escrowee of notice from KDTI consisting of a certificate executed by the Chief Executive Officer or Chief Financial Officer of KDTI that the final determination of the uncollected Accounts Receivable has been made, and setting forth the adjustments in the Note Amount and Share Amount, if any;

         iii. Escrowee will take the actions required by Section 3.2.4 of the Merger Agreement twenty (20) days following receipt by the Escrowee of notice from KDTI consisting of a certificate executed by the Chief Executive Officer or Chief Financial Officer of KDTI that the final determination of the ADSI Net Revenues has been made, and setting forth the adjustments in the Note Amount and Share Amount, if any;

         iv. Escrowee will take action as directed by joint written instructions from KDTI and the ADSI Stockholders' Agent promptly following receipt by the Escrowee of such instructions; and

         v. Escrowee will take action as directed by a final order of a court of competent jurisdiction; provided, that such order is not subject to further appeal or other appellate review.

Any notice by KDTI to Escrowee under Paragraphs (i), (ii), or (iii) above shall be accompanied by an affidavit of an employee of KDTI that a copy of the notice has been sent to the ADSI Stockholders' Agent and its counsel (identified in the Merger Agreement) in accordance with the notice provisions of this Escrow Agreement. Escrowee shall not release any Escrowed Item under Paragraphs (i),
(ii) or (iii) above if it receives prior to expiration of the twenty (20) day period referred to therein an affidavit from the ADSI Stockholders' Agent stating that the ADSI Stockholders' Agent objects to release of the Escrowed Item and stating the grounds for such objection under the relevant Section of the Merger Agreement.

                  2.2. New Share Certificate or New Promissory Note. To the extent that the Share Certificates and/or the Promissory Note are to be exchanged for new Share Certificates for a lesser or greater number of Shares (the "New Share Certificates") and/or a new Promissory Note in a lesser or greater principal amount (the "New Promissory Note"), to effect the distribution of the Escrowed Items as required by the Merger Agreement, KDTI and KDTI-NY will, promptly after demand therefor by notice from the Escrowee, deliver to the Escrowee the New Share Certificate and/or the New Promissory Note in exchange for the Escrowed Items being replaced, whereupon such New Share Certificate and/or New Promissory Note shall constitute the Escrowed Item(s).

         3. Termination. This Agreement shall terminate upon the distribution of all of the Escrowed Items held by the Escrowee pursuant to this Agreement and the payment to Escrowee pursuant to Section 6 hereof of all fees and charges incurred by the Escrowee in the performance of its duties hereunder, except that the indemnity provided in favor of the Escrowee pursuant to Section 4 hereof shall continue without limitation hereunder, notwithstanding the termination of this Escrow Agreement in any or all other respects.

         4.       Duties of the Escrowee.

                  4.1. Duties Limited. The Escrowee shall perform only the duties expressly set forth herein, and shall refer to the Merger Agreement in performing its duties hereunder. The Escrowee shall not have any duty or responsibility with respect to the condition, use, suitability or value of any of the Escrowed Items, other than with respect to the custody and delivery thereof to the extent herein expressly provided.

                  4.2. Reliance. The Escrowee may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  4.3. Good Faith. The Escrowee shall not be liable for any action taken by it hereunder except for the Escrowee's gross negligence or willful misconduct. KDTI and the ADSI Stockholders' Agent shall indemnify the Escrowee and hold it harmless against any loss, liability or expense incurred without bad faith or gross negligence on its part, arising out of or in connection with this Agreement, including the costs and expenses incurred in defending any such claim of liability. The Escrowee may consult with its own counsel, and shall have full and complete authorization and protection for any action taken or suffered in good faith and in accordance with the opinion of such counsel.

         5.       Resignation and Termination of the Escrowee.

                  5.1. Resignation. The Escrowee may resign at any time by giving thirty (30) days' notice of such resignation to KDTI and the ADSI Stockholders' Agent. Thereafter, the Escrowee shall have no further obligation hereunder except to hold the Escrowed Items as depositary and to turn over the Escrowed Items to a successor escrowee; provided that the Escrowee may at any time after such resignation deposit the Escrowed Items into a court sitting within New York County and thereafter have no further duty or obligation hereunder. In such event, the Escrowee shall not take any action until KDTI and the ADSI Stockholders' Agent have designated a successor escrowee.

                  5.2. Termination. KDTI and the ADSI Stockholders' Agent together may terminate the appointment of the Escrowee hereunder upon notice specifying the date upon which such termination shall take effect. In the event of such termination, KDTI and the ADSI Stockholders' Agent shall, within eighty
(80) days after notice to the Escrowee, jointly appoint a successor escrowee.

                  5.3 Turn Over of Escrowed Items. Upon appointment of a successor escrowee, such successor escrowee and the parties hereto (other than the Escrowee) shall execute an escrow agreement identical to this agreement, except for the date thereof, which shall be the effective date of appointment of such successor escrowee, and such successor escrowee shall thereupon assume all the powers, rights, duties and obligations of the Escrowee hereunder. The Escrowee shall thereupon turn over the Escrowed Items to such successor Escrowee and shall thereafter have no further obligation hereunder.

         6. Fees and Expenses. KDTI and KDTI-NY shall pay the reasonable compensation of the Escrowee for the Escrowee's services hereunder and all expenses, disbursements and advances (including reasonable attorneys' fees) incurred in carrying out the Escrowee's duties hereunder.

         7. Miscellaneous.

                  7.1. Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand and followed by notice by mail, overnight courier or delivery service or facsimile transmission; (b) one day after the date of delivery by Federal Express or other nationally recognized courier service that provides a delivery receipt, if delivered by priority overnight delivery between any two points within the United States; or (c) three
(3) days after deposit in the mails, if mailed by certified or registered mail (return receipt requested) between any two points within the United States, and in each case of mailing, postage prepaid, addressed as follows:

                  (i)      if to KDTI or KDTI-NY, to:

                              Katz Digital Technologies, Inc.
                              21 Penn Plaza
                              New York, New York 10001
                              Attention: Mr. Gary Katz, Chairman

                           with a copy to the Escrowee

                  (ii)     if to the ADSI Stockholders' Agent, to:

                              David Katz
                              21 East 36th Street
                              New York, New York 10016
                           with a copy to:

                                    McCarter & English
                                    4 Gateway Center
                                    100 Mulberry Street
                                    Newark, New Jersey 07102
                                    Attention:  Peter Twombly, Esq

                  (iii) if to the Escrowee, to:

                                    Feder, Kaszovitz, Isaacson,
                                    Weber, Skala & Bass, LLP
                                    750 Lexington Avenue
                                    New York, New York 10022-1200
                                    Attention:  Murray L. Skala, Esq.

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notice.

                  7.2 Escrowee Acting As Counsel. The ADSI Stockholders' Agent acknowledges that the Escrowee has acted as the counsel for KDTI and KDTI-NY in connection with the Merger Agreement, the transactions described therein and this Escrow Agreement and hereby consents on its own behalf and on behalf of the Stockholders of ADSI to the Escrowee representing KDTI and KDTI-NY in any proceeding arising out of any dispute under the Merger Agreement, this Escrow Agreement, any of the transactions or agreements contemplated hereby or thereby, or otherwise.

                  7.3. Part of Merger Agreement. This Agreement is entered into and delivered pursuant to the Merger Agreement and is to be construed in accordance with the provisions of the Merger Agreement and the terms of the other documents referred to in the Merger Agreement.

                  7.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, except as expressly set forth herein, nor shall any waiver on the part of any party or any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without reference to its conflict of laws provisions.

                  7.6. Joinder, Interpleader. KDTI, KDTI-NY and the ADSI Stockholders' Agent (i) consent to being joined as a party to any suit, action or other proceeding relating to the escrow herein provided, and consent to personal jurisdiction of the court in which such proceeding is being brought and
(ii) agree that the Escrowee may join in or interplead in any such proceeding, whether or not the Escrowee is initially a party thereto.

                  7.7. Assignment. This Agreement shall be binding upon the successors and permitted assigns of the parties. Except as otherwise provided herein, no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of all other parties hereto.

                  7.8. Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonable required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  7.9. Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                  7.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.11. Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                   KATZ DIGITAL TECHNOLOGIES, INC.

                                   By: ________________________________
                                         Gary Katz
                                         Chairman and Chief Executive Officer

                                   ADVANCED DIGITAL SERVICES, INC. (formerly known as KATZ DIGITAL ACQUISITION INC.)

                                   By: ________________________________
                                         Gary Katz
                                         President

                                   ADSI STOCKHOLDERS' AGENT:


                                       ________________________________
                                         Name:


                                   FEDER, KASZOVITZ, ISAACSON, WEBER,
                                   SKALA & BASS, LLP
                                   As Escrowee

                                   By: ________________________________
                                         Name:
                                         A Member of the Firm

                                                                   SCHEDULE 1.51

                          KATZ DIGITAL ACQUISITION INC.

                         NON-NEGOTIABLE PROMISSORY NOTE

$125,000.00                                                        July 31, 1997


         KATZ DIGITAL ACQUISITION INC., a New York corporation with its principal place of business at Twenty-One Penn Plaza, New York, New York 10001, which is, simultaneously with the issuance of this Note, changing its name to Advanced Digital Services, Inc. (hereafter referred to as the "MAKER"), hereby
promises to pay to the order of             (hereinafter called the
"STOCKHOLDER") at                                    or such other place as the
STOCKHOLDER may from time to time designate in writing, the principal sum of ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 ($125,000.00) DOLLARS, or such other principal sum as may be determined under the provisions of the Plan and
Agreement of Merger among MAKER, STOCKHOLDER,                               ,
KATZ DIGITAL TECHNOLOGIES, INC., a Delaware corporation, and ADVANCED DIGITAL SERVICES, INC., a New York corporation, dated as of July 31, 1997 (the "Merger Agreement"; hereafter the principal amount of this Note as finally determined under the Merger Agreement shall be referred to as the "Final Principal Amount"), plus interest calculated on the unpaid principal balance of the Final Principal Amount until this Note is paid in full at an annual rate equal to seven (7%) percent. Interest shall be calculated on the basis of a 365 day year. All payments shall be made in lawful money of the United States of America. Anything to the contrary herein provided not withstanding, the interest rate provided for herein shall not in any event exceed that permitted by applicable law. All capitalized terms used herein but not herein defined shall have the meanings assigned to them in the Merger Agreement.

         REPAYMENT - The principal amount of this Note, and interest accrued thereon shall be paid in twenty (20) quarterly installments, on the first day of January, April, July and October, commencing October 1, 1997, until July 1, 2002, when the entire amount due under this Note shall be paid in full.

         ADJUSTMENTS - The principal amount of this Note is subject to adjustment pursuant to the terms of the Merger Agreement. The date upon which the determination of whether or not the principal amount of this Note is adjusted becomes final pursuant to the terms of the Merger Agreement is referred to herein as the "Determination Date". In the event the principal amount of this
Note is reduced or increased pursuant to the terms of the Merger Agreement, all adjustments of principal and interest shall be made retroactively to the date of this Note. If the principal amount of this Note is reduced pursuant to the Merger Agreement, then the payments paid prior to the Determination Date shall be reallocated between principal and interest, and if the principal amount of this Note is increased, such additional amounts shall be paid to the Stockholder as shall be necessary so that the amounts payable to him under the substitute Note shall be paid to him not later than the date which is fifteen (15) days after the Determination Date, and all other payments of principal and interest payable after the Determination Date shall be payable quarterly on the dates set forth above and in accordance with the substitute Note delivered pursuant to the Merger Agreement.

         JURISDICTION - This Note shall be governed by and construed under the laws of the State of New York. Any action brought to enforce this Note shall be brought in the State of New York, and MAKER hereby consents to the personal jurisdiction of the federal and state courts located in the State of New York, and agrees that unless applicable law requires a different method, service of process in any such action may be made by first class mail upon the MAKER at its address set forth in the beginning of this Note or at such other address as MAKER shall advise the holder of this Note by written notice to the address at which payments due under this Note are to be sent pursuant to the first paragraph of this Note.

         NOTICES - All notices required to be made hereunder shall be made and be effective according to the notice provisions of the Merger Agreement.

         IN WITNESS WHEREOF, the MAKER has caused this Note to be signed and delivered by its duly authorized officer as of the date first set forth above.


                                            KATZ DIGITAL ACQUISITION INC.

                                            By:__________________________
                                            Name:
                                            Title:


         KATZ DIGITAL TECHNOLOGIES, INC., a Delaware corporation, hereby irrevocably and unconditionally guarantees the payment in full of all amounts when due under this Note.

                                            KATZ DIGITAL TECHNOLOGIES, INC.

                                            By: ________________________________
                                            Name:
                                            Title:

                                  SCHEDULE 1.54

                                  DISTRIBUTEES

Distributee                                                     Number of Shares
-----------                                                     ----------------

David Katz                                                          150,909

Gary Ritkes                                                         150,909

                                                                SCHEDULE 4.2(ii)

                      [LETTERHEAD OF MC CARTER & ENGLISH]

                                  July 31, 1997



Katz Digital Technologies, Inc.
Katz Digital Acquisition Inc.
21 Penn Plaza
360 West 31st Street
New York, New York 10001

Gentlemen:

         We have acted as counsel to Advanced Digital Services, Inc., a New York corporation ("ADSI"), and each of David Katz ("David") and Gary Ritkes ("Gary"; and, together with David, the "ADSI Stockholders"), in connection with that certain Plan and Agreement of Merger dated as of July 31, 1997, among Katz Digital Technologies, Inc., a Delaware corporation ("KDTI"), Katz Digital Acquisition Inc., a New York corporation ("KDTI-NY"), ADSI and the ADSI Stockholders governing the merger of ADSI with and into KDTI-NY (together with the schedules thereto, the "Merger Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Merger Agreement or in the Accord (as defined below) unless otherwise defined herein.

         For purposes of rendering this opinion, we have examined and relied upon executed originals or copies of executed originals of only the following documents and agreements (hereinafter collectively referred to, together with all exhibits and schedules thereto, as the "Transaction Documents"):

         1.       the Merger Agreement;
         2.       the Escrow Agreement;
         3.       the Certificate of Merger;
         4. Employment Agreements between David and KDTI-NY and between Gary and KDTI-NY (collectively, the "Employment Agreements"); and

McCARTER & ENGLISH

Katz Digital Technologies, Inc.
Katz Digital Acquisition, Inc.
July 31, 1997
Page 2



         5. Non-Competition Agreements among David, KDTI and KDTI-NY and among Gary, KDTI and KDTI-NY (collectively, the "Non-Competition Agreements").

         We have also reviewed such other documents and made such other investigations and examinations as to matters of law as we have deemed necessary in order to render the opinions expressed herein. As to matters of fact, we have relied, without independent verification, upon certificates of the Office of the Secretary of State of the State of New York and of officers of ADSI and upon the factual representations made by ADSI and the ADSI Stockholders in the Merger Agreement.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law (as defined in the Accord) covered by the opinions expressed herein is limited to the federal laws of the United States and the New York Business Corporation Law. The opinions set forth below are subject to the General Qualifications, as defined in the Accord.

         In addition, we have assumed that each of Gary and David has legal capacity to execute and deliver the Transaction Documents to which each is a party and that each corporate party to any document or instrument referred to in this opinion, other than ADSI, has all requisite power and authority, and that each party other than ADSI and the ADSI Stockholders, has taken all necessary action, to execute and deliver the documents and instruments delivered by such party and to consummate the transactions contemplated thereby, and that said documents and instruments are binding on such party.

         This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.

         Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that:

         1. ADSI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

McCARTER & ENGLISH

Katz Digital Technologies, Inc.
Katz Digital Acquisition, Inc.
July 31, 1997
Page 3



         2. ADSI has an authorized capitalization consisting of 200 shares of common stock, no par value per share, of which 33 shares are owned of record and, to our Actual Knowledge, beneficially by David and 33 shares are owned of record and, to our Actual Knowledge, beneficially by Gary. No other class of capital stock of ADSI is authorized or outstanding. We have no Actual Knowledge of any outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of ADSI.

         3. Other than as disclosed in the Merger Agreement, we have no Actual Knowledge that the ADSI Shares are subject to any encumbrance, lien, claim, charge or restriction of any kind or character.

         4. Other than as disclosed in the Merger Agreement, we have no Actual Knowledge of any action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency which is pending or threatened against ADSI or against the ADSI Stockholders which, if adversely determined, would have a material adverse affect on the operation of ADSI's Business, and we have no Actual Knowledge of any basis for any such action, suit, proceeding or investigation. Except as disclosed in the Merger Agreement, we have no Actual Knowledge of any judgment, order or decree entered in any lawsuit or proceeding to which ADSI or any ADSI Stockholder is subject which would have a material adverse affect on ADSI's business or which would prevent or interfere with the consummation of the transactions contemplated by the Transaction Documents.

         5. We have no Actual Knowledge that ADSI is not in compliance with all applicable foreign, federal, state and local laws, regulations and orders and all other applicable requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal having jurisdiction, the violation of which, individually or in the aggregate, would have a material adverse effect on ADSI's business or its financial condition.

         6. ADSI has corporate power and authority to execute, deliver and perform the Merger Agreement and the Other Documents to which it is a party and the transactions contemplated thereby, all of which have been duly authorized by all necessary shareholder and corporate action of ADSI. The Merger Agreement and the Other Documents to which ADSI is a party have been duly

[MC CARTER & ENGLISH LETTERHEAD]

Katz Digital Technologies, Inc.
Katz Digital Acquisition, Inc.
July 31, 1997
Page 4



executed and delivered by ADSI and each constitutes the valid and binding obligation of ADSI enforceable against ADSI in accordance with its terms. Other than as disclosed in the Merger Agreement, we have no Actual Knowledge that ADSI is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by the Transaction Documents to which it is a party or compliance by ADSI with the terms, conditions and provisions of the Transaction Documents to which it is a party.

         7. Each of David and Gary has duly executed and delivered the Transaction Documents to which he is a party, which constitute the valid and binding obligation of each of them, enforceable against each of them in accordance with its terms. We have no Actual Knowledge that David or Gary is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by the Transaction Documents to which either of them is a party or compliance by David or Gary with the terms of the Transaction Documents to which either one of them is a party.

         8. Other than as disclosed in the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the Other Documents and the consummation of the transactions contemplated thereby will not:

                  (i) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or by-laws of ADSI;

                  (ii) to our Actual Knowledge, violate, conflict with or result in the breach or material modification of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, or otherwise give any other contracting party the right to accelerate or terminate, any obligation, contract, agreement, lien, judgment, decree or other instrument to which ADSI or any ADSI Stockholder is a party or by or to which it or he or his respective assets or properties may be bound or subject;

McCARTER & ENGLISH

Katz Digital Technologies, Inc.
Katz Digital Acquisition, Inc.
July 31, 1997
Page 5



                  (iii) to our Actual Knowledge, violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, ADSI or any of its assets or any ADSI Stockholder; or

                  (iv) violate any statute, law or regulation of the United States of America or the State of New York.

         9. Other than as disclosed in the Merger Agreement, to our Actual Knowledge, other than the filing of the Certificate of Merger with the Office of the New York Secretary of State, no consent or approval of, other action by, or notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by ADSI or the ADSI Stockholders of the Merger Agreement and the Other Documents to which they are a party or the consummation by ADSI or the ADSI Stockholders of the transactions contemplated thereby.

         This opinion may be relied upon by you only in connection with the transactions contemplated by the Transaction Documents and may not be disclosed to any other person or for any purpose other than in connection with the transactions and documents referred to herein and is not to be used, circulated, quoted or otherwise referred to without the prior written consent of this firm.

                                                    Very truly yours,

                                                    McCARTER & ENGLISH


                                                    By: /s/ Peter S. Twombly
                                                       ----------------------
                                                       Peter S. Twombly
                                                       A Member of the Firm

                                                                SCHEDULE 4.3(iv)

      [LETTERHEAD OF FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA & BASS LLP]

                                  July 31, 1997


Mr. David Katz
Mr. Gary Ritkes
208 West 30th Street
New York, New York 10001

Gentlemen:

         We have acted as counsel to Katz Digital Technologies, Inc., a Delaware corporation ("KDTI") and Katz Digital Acquisition, Inc., a New York corporation ("KDTI-NY"), in connection with that certain Agreement and Plan of Merger dated as of July 31, 1997, among KDTI, KDTI-NY, Advanced Digital Services, Inc., a New York corporation ("ADSI"), and David Katz and Gary Ritkes (the "ADSI Stockholders"), governing the merger of ADSI with and into KDTI-NY (the "Merger Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Merger Agreement unless otherwise defined herein.

         For purposes of rendering this opinion, we have examined and relied upon originals or copies of the following documents and agreements (hereinafter collectively referred to, together with all exhibits and schedules thereto, as the "Transaction Documents"):

         1.       the Merger Agreement;
         2.       the Promissory Note;
         3.       the Share Certificates;
         4.       the Certificate of Merger;
         5.       the Escrow Agreement;
         6. Employment Agreements between each of you and KDTI-NY, payment of which is guaranteed by KDTI;
         7. the Non-Competition Agreements among each of you and KDTI and KDTI-NY.

         We have also reviewed such other documents and made such other investigations and examinations as to matters of law and fact as we have deemed necessary in order to render the opinions expressed herein. As to matters of fact, we have relied, without independent verification,

Mr. David Katz
Mr. Gary Ritkes
July 31, 1997
Page 2



upon Certificates of the offices of the Secretary of State of New York and Delaware and of officers of KDTI and KDTI-NY and upon the factual representations made by KDTI and KDTI-NY in the Merger Agreement.

         This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law (as defined in the Accord) covered by the opinions expressed herein is limited to the federal laws of the United States and the New York Business Corporation Law and the General Corporation Law of Delaware. The opinions set forth below are subject to the General Qualifications, as defined in the Accord.

         The opinions expressed herein are subject to the following qualifications and assumptions:

                  (a) The opinions expressed herein are limited by and subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application from time to time in effect affecting the enforcement of creditors' rights and remedies, and by statutes, rules or procedures and applicable case law limiting the availability of or prescribing procedural requirements for the exercise of creditors' rights and remedies. We express no opinion as to the availability of equitable relief, including, without limitation, specific performance of any agreement or injunctive relief in any situation arising out of the transactions to which the opinions expressed herein relate.

                  (b) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, whether certified or not, and we have assumed that such documents are valid and binding on all parties thereto.

                  (c) We have assumed that each party to any document or instrument referred to in this opinion, other than KDTI and KDTI-NY, has all requisite power and authority in the case of a corporation, and capacity, in the case of an individual, and has taken all necessary action, to execute and deliver the documents and instruments delivered by such party and to consummate the transactions contemplated thereby, and that said documents and instruments are binding on such party.

Mr. David Katz
Mr. Gary Ritkes
July 31, 1997
Page 3



                  (d) We have assumed that you and your counsel have communicated to us all factual matters of which you or they have Actual Knowledge and which the person having such knowledge knows, or reasonably should know, would affect our opinion.

         This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.

         Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that:

         1. KDTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. KDTI-NY is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

         2. KDTI and KDTI-NY each has the corporate power and authority to execute, deliver and perform the Merger Agreement and the Transaction Documents and the transactions contemplated thereby and has duly authorized the execution, delivery and performance of the Merger Agreement and the Transaction Documents. The Merger Agreement and the Transaction Documents are the legal, valid and binding obligations of KDTI and KDTI-NY, enforceable in accordance with their terms.

         3. The execution, delivery and contemplated performance by KDTI and KDTI-NY of the Merger Agreement and the Transaction Documents to which each is a party will not: (i) violate, breach or constitute a default under their respective Certificates of Incorporation or By-Laws; (ii) violate any statute, law or regulation of the United States of America, or New York or Delaware,
(iii) to our Actual Knowledge, violate, breach or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which either is a party, which violation, breach or default would have a material adverse effect on their ability to execute, deliver or perform the Merger Agreement and the Transaction Documents to which each is a party; (iv) to our actual knowledge, violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon KDTI or KDTI-NY or any of their respective assets.

         4. The issuance and delivery of the Shares in accordance with the Merger Agreement and the Other Documents have been duly authorized by all required corporate action of KDTI; and upon delivery in accordance with the Merger Agreement, the Shares will have been validly issued, and be fully paid and non-assessable and, to our knowledge, not subject to any liens, charges,

Mr. David Katz
Mr. Gary Ritkes
July 31, 1997
Page 4


restrictions, claims or encumbrances other than those set forth in the Merger Agreement or the Other Documents.

         5. Other than as disclosed in the Merger Agreement, to our Actual Knowledge, other than the filing of the Certificate of Merger with the Office of the New York Secretary of State, no consent or approval of, other action by, or notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by KDTI or KDTI-NY of the Merger Agreement and the Other Documents to which each is a party or the consummation by KDTI or KDTI-NY of the transactions contemplated thereby.

         No person except the addressee named herein may rely on this opinion for any purpose. This opinion may not be disclosed to any other person or for any purpose other than in connection with the transactions and documents referred to herein and is not to be used, circulated, quoted or otherwise referred to without the prior written consent of this firm. We assume no obligation to advise the addressee of this opinion of any changes concerning the above, whether or not deemed material, which may hereafter come or be brought to our attention.


                                              Very truly yours,

                                              FEDER, KASZOVITZ, ISAACSON, WEBER,
                                              SKALA & BASS, LLP


                                              By:   /s/ Geoffrey A. Bass
                                                    ----------------------------
                                                    Geoffrey A. Bass
                                                    a Member of the Firm

                                                            SCHEDULES 6.2 - 6.24


                              DISCLOSURE SCHEDULES

                                       OF

                         ADVANCED DIGITAL SERVICES, INC.




                           ---------------------------

                       Delivered Pursuant to the Plan and
           Agreement of Merger ("Agreement") Dated as of July 31, 1997
               between and among Katz Digital Technologies, Inc.,
         Katz Digital Acquisition Inc., Advanced Digital Services, Inc.,
                           David Katz and Gary Ritkes

                           ---------------------------




      ANY INFORMATION SET FORTH IN ANY SCHEDULE HEREIN SHALL BE CONSIDERED TO HAVE BEEN SET FORTH IN EACH OTHER SCHEDULE TO THE AGREEMENT, AND ANY INFORMATION DISCLOSED IN ANY SECTION OF THIS DISCLOSURE SCHEDULE SHALL BE CONSIDERED TO HAVE BEEN SET FORTH IN EVERY OTHER SECTION OF THIS DISCLOSURE SCHEDULE WHICH CALLS FOR THE SAME DISCLOSURE.




                                                            DATED: July 31, 1997

                               INDEX OF SCHEDULES

      Capitalized terms used herein without definition shall have the meaning given them in the Plan and Agreement of Merger dated as of July 31, 1997, between and among Katz Digital Technologies, Inc., Katz Digital Acquisition Inc., Advanced Digital Services, Inc., David Katz and Gary Ritkes.


Schedule 6.2            Stockholders and Capitalization

Schedule 6.3.2          Changes to ADSI

Schedule 6.4            Location of Books and Records

Schedule 6.5.1          Real Property Encumbrances

Schedule 6.5.2          Title to Assets; Encumbrances

Schedule 6.5.3          Machinery and Equipment

Schedule 6.6            Contracts

Schedule 6.7            Litigation

Schedule 6.8            Tax Liabilities

Schedule 6.9            Liabilities

Schedule 6.10           Intellectual Property

Schedule 6.13           Insurance

Schedule 6.14           Suppliers and Customers

Schedule 6.16           Personnel

Schedule 6.17           Changes Since Balance Sheet Date

Schedule 6.18           Valid Agreements; Restricted Documents

Schedule 6.19           Approvals

Schedule 6.21           Environmental Conditions

Schedule 6.24           Brokers

                                  SCHEDULE 6.2
                         STOCKHOLDERS AND CAPITALIZATION


Advanced Digital Services, Inc.
(66 shares of Common Stock, no par value per share, issued and outstanding)

David Katz                                                       33 shares (50%)
Gary Ritkes                                                      33 shares (50%)

                                 SCHEDULE 6.3.2
                                 CHANGES TO ADSI


                                      None

                                  SCHEDULE 6.4
                          LOCATION OF BOOKS AND RECORDS


1.    Advanced Digital Services, Inc.
      208 West 30th Street
      New York, NY  10001

2.    PrimePay
      165 Passaic Avenue
      3rd Floor
      Fairfield, NJ  07004

3.    Rosenberg Rich Baker Berman & Company
      380 Foothill Rd.
      P.O. Box 6483
      Bridgewater, NJ  08807

                                 SCHEDULE 6.5.1
                               SCHEDULES OF LEASES


By Lease Agreement dated March 15, 1995 (the "Lease"), David Katz Studio, Inc. leases from Miranda Realty the commercial office space at 208 West 30th Street, New York, NY. David Katz Studio, Inc., by oral agreement, subleases the space to ADSI. By Amendment dated July 30, 1997, the Lease provides an early termination option exercisable upon fifteen days prior notice and payment of a termination fee. By Consent to Assignment dated July 30, 1997, the Landlord has consented to assignment of the Lease, as amended, by David Katz Studio, Inc. to Katz Digital Acquisition Inc.

                                 SCHEDULE 6.5.2
                          TITLE TO ASSETS: ENCUMBRANCES


1. THE FOLLOWING EQUIPMENT LEASES RELATING TO EQUIPMENT USED BY ADSI REQUIRE CONSENT OF THE LESSOR/VENDOR IN CONNECTION WITH THE USE OF SUCH EQUIPMENT BY ADSI AND/OR IN CONNECTION WITH THE MERGER, WHICH CONSENTS HAVE NOT BEEN
      OBTAINED:

      a. Equipment Lease dated Sept. 19, 1995 between Advanced Digital Solutions and Quantum Lease Associates, Ltd., now known as Colonial Pacific Leasing relating to Power MAC computer equipment.

      b. Equipment Lease Agreement dated August 1995 between Advanced Digital Solutions, Inc. and Fuji Photo Film USA, Inc. relating to Advanced Digital Solution's use of Fuji Color Art Set and purchase of certain minimum quantities of film and color art products and supplies from Fuji.

      c. Telephone Equipment Lease dated August 17, 1995 between Advanced Digital Solutions, Inc. and TIE National Leasing Corp.

      d. Master Lease Agreement dated August 12, 1996 between Advanced Digital Services, Inc. and General Electric Capital Corp. relating to lease of linotype mark 40 EX with nova remarketed rip.

      e. Master Lease Agreement dated June 16, 1995 between Advanced Digital Solutions, Inc. and General Electric Capital Corp. relating to computer and prepress equipment.

                                 SCHEDULE 6.5.2
                          TITLE TO ASSETS: ENCUMBRANCES

2. THE FOLLOWING UCC-1 FINANCING STATEMENTS REFLECT LIENS AGAINST EQUIPMENT USED BY ADSI WHICH HAVE NOT BEEN DISCHARGED AND REMAIN IN FORCE AND
      EFFECT:

a.    Advanced Digital Services, Inc. (Debtor)

      New York Secretary of State

      File No.          Date Filed        Description of Collateral:

      102207            5/22/96           Fuji (Teaneck NFD-7 #960417)
      168431            8/23/96           GE (Linotype - Hell Mark 40 -
                                          Master Lease 8/12/96 #7001863)

      City Register, New York County

      File No.          Date Filed        Description of Collateral:

      96PN22531         5/23/96           Fuji (Teaneck NFD-7 #960417)
      95PN45201         10/24/95          Fuji (CA600PIII #5462393)
                                          Fuji (CA680PIII #5481854)
      96PN38204         8/29/96           GE (Linotype - Hell Mark 40 -
                                          Master Lease 8/12/96 #7001863)
      95PN37245         8/29/95           Fuji (P.C 55401092 AL53 Light
                                          Source  #9753137)


b.    Advanced Digital Solutions, Inc. (Debtor)

      New York Secretary of State

      File No.          Date Filed        Description of Collateral:

      121436            6/14/95           Scitex (Smart 340 Scanner,
                                          Dolev 450, Starlite Software,
                                          SciNet Span & Realist 5015)
      139098            7/10/95           GE (Master Lease 6/16/95 -
                                          Smart 340 Scanner, Dolev 450,
                                          Starlite Software, SciNet Span
                                          & Realist 5015)
      192505            9/22/95           GE (Release of SciNet Span
                                          from Financing Statement
                                          139098)
      156314            8/2/95            Fuji (FG680AEII Film
                                          Processor, #565JA1614-FG-MTE
                                          Auto Mix #5695J1881)
      171924            8/23/95           Fuji (CA600P Processor
                                          #7242772 - CA680T
                                          Thermoprinter #5481944)

                                 SCHEDULE 6.5.2
                          TITLE TO ASSETS: ENCUMBRANCES

      015787            1/25/96           Quantum (Power A\Mac 8500
                                          #XB5350FB3FT)



      City Register, New York County

      File No.          Date Filed        Description of Collateral:

      95PN37091         8/28/95           Fuji (CA600P Processor
                                          #7242772 - CA680T
                                          Thermoprinter #5481944)
      95PN26325         6/19/95           Scitex (Smart 340 Scanner,
                                          Dolev 450, Starlite Software,
                                          SciNet Span & Realist 5015)
      95PN33059         8/3/95            Fuji (FG680AEII Film
                                          Processor, #565JA1614-FG-MTE
                                          Auto Mix #5695J1881)
      95PN46458         10/31/95          Quantum (Power A\Mac 8500
                                          #XB5350FB3FT)
      95PN28935         7/6/95            GE (Master Lease 6/16/95 -
                                          Smart 340 Scanner, Dolev 450,
                                          Starlite Software, SciNet Span
                                          & Realist 5015)
      95PN41086         9/22/95           GE (Release of SciNet Span)
      95PN37245         8/29/95           Fuji (P/C 55401092 AL53 Light
                                          Source #9753137)
      95PN45201         11/24/95          Fuji (CA600PIII #5462393,
                                          CA80TIII #5481854)

                                 SCHEDULE 6.5.3
                             MACHINERY AND EQUIPMENT


See Schedule 6.5.2

                                  SCHEDULE 6.6
                                    CONTRACTS

1.    CONTRACTS AND LEASE AGREEMENTS:

      a. Equipment Lease dated Sept. 19, 1995 between Advanced Digital Solutions and Quantum Lease Associates, Ltd., now known as Colonial Pacific Leasing, relating to Power MAC computer equipment.

      b. Equipment Lease Agreement dated August 1995 between Advanced Digital Solutions and Fuji Photo Film USA, Inc. relating to Advanced Digital Solution's use of Fuji Color Art Set and purchase of certain minimum quantities of film and color art products and supplies from Fuji.

      c. Telephone Equipment Lease dated August 17, 1995 between Advanced Digital Solutions and TIE National Leasing Corp.

      d. Master Lease Agreement dated August 12, 1996 between Advanced Digital Services, Inc. and General Electric Capital Corp. relating to lease of linotype mark 40 EX with nova remarketed rip.

      e. Master Lease Agreement dated June 16, 1995 between Advanced Digital Solutions and General Electric Capital Corp. relating to computer and prepress equipment.

      f. Maintenance and Service Contract dated December 21, 1995 between Advanced Digital Solutions, Inc. and Scitex America Corp. for service and maintenance on certain computer and imaging equipment located at 208 West 30th Street, New York, NY.

      g. Lease Agreement dated March 15, 1995 between David Katz Studio, Inc. and Miranda Realty for lease of the commercial office space at 208 West 30th Street, New York, NY.


2.    AGREEMENTS AS TO WHICH A DEFAULT EXISTS:

      See Schedule 6.5.2

3.    EMPLOYEE MEDICAL BENEFIT PLAN:

      Provider:  Oxford Health Plans

4.    EMPLOYEE PROFIT-SHARING PLAN:

      Sponsor:  Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.    EMPLOYEE MONEY PURCHASE PLAN:

      Sponsor:  Merrill Lynch, Pierce, Fenner & Smith Incorporated

                                  SCHEDULE 6.7
                                   LITIGATION


                                      None

                                  SCHEDULE 6.8
                                 TAX LIABILITIES


                                      None

                                  SCHEDULE 6.9
                                   LIABILITIES


                                      None

                                  SCHEDULE 6.10
                              INTELLECTUAL PROPERTY


1.    ADSI Corporate Logo.

                                  SCHEDULE 6.13
                                    INSURANCE



NAME OF INSURER:        Aetna Casualty & Surety Company

NAME OF INSURED:        Advanced Digital Services, Inc.
                        208 West 30th Street
                        New York, NY  10001

POLICY NUMBER:          BQ0025585732

PROPERTY COVERED:       208 West 30th Street, New York, NY 10001
                        Building #1 Construction:  Fire Resistive
                        Occupancy: Graphic Design
                        Coverage on:  Business Pers. Property

COVERAGE DESCRIPTION:

Commercial Package
Commercial package also includes coverage on Electronic Data
Processing, Commercial General Liability

                                  SCHEDULE 6.13
                                    INSURANCE


NAME OF INSURER:        Aetna Casualty & Surety Company

NAME OF INSURED:        Advanced Digital Services, Inc.
                        208 West 30th Street
                        New York, NY  10001

POLICY NUMBER:          074C0025585732 TWA

DESCRIPTION:            Workers Compensation Coverage

                                  SCHEDULE 6.13
                                    INSURANCE


NAME OF INSURER:        Farmington Casualty Company

NAME OF INSURED:        Advanced Digital Services, Inc.
                        Advanced Digital Solutions, Inc.
                        David Katz Studio, Inc.

POLICY NO:              BQ0025585732

COVERAGE DESCRIPTION:

Commercial Package

Commercial Property Coverage:

      208 West 30th Street
      New York, NY  10001

Coverage on:  Business Pers Property

Loss Payee/Add'l Insured:

      Tie National Leasing
      115 W. College Drive
      Marshall, MN  56258

Special Causes of Loss:           $52,000
Deductible:                           500
Money & Securities - on premise
Maximum Amount:                    10,000
Deductible:                           500
Money & Securities - in transit
Maximum Amount:                     2,000
Deductible:                           500

Coverage on: Business Inc. Incl. Ex. Exp. 12 Months

Electronic Data Processing

      Description of equipment:     Leased Computer Equipment
                                    Valued at $13,800

      Loss Payee:                   Colonial Pacific Leasing
                                    15325 S/E 30th Place
                                    Suite 100
                                    Bellevue, WA  98007

                                  SCHEDULE 6.13
                                    INSURANCE

      Description of equipment:     Leased equipment valued at $23,920

      Loss Payee/Add'l Insured:     G.E. Capital Corporation
                                    55 Federal Road
                                    Danbury, CT  06810

      Description of equipment:     Scitex Equipment
      Location of Property:         208 West 30th Street
                                    New York, NY  10001

      Loss Payee/Add'l Insured:     G.E. Capital Corporation
                                    55 Federal Road
                                    Danbury, CT  06810

      Policy Coverages:                                Limits:
      EDP Hardware                                      407,442
                  Deductible                                250
      EDP Media                                          25,000
                  Deductible                                250
      EDP Bus. Income & Extra Expense                    15,000
      Flood Coverage                                    447,442
                  Deductible                                250
      Earth Movement Exclusion

Commercial General Liability

      Policy Coverages:                                Limits:
      General Aggregate
            Aggregate Limit                           2,000,000
      Products/Compl. Ops. Aggregate
            Aggregate Limit                           2,000,000
      Personal & Advertising Injury
            Lt. per Pers/Organization                 1,000,000
      Each Occurrence CSL                             1,000,000
      Fire Damage Liability
            Limit per Fire                              300,000
      Medical Expense
            Limit per person                              5,000
      Hired-Borrowed/Non-Owned Auto                   1,000,000
      Board Form Nuclear Exclusion
      Pollution Liability Exclusion

                                  SCHEDULE 6.13
                                    INSURANCE


Workers Compensation Coverage

      State in which coverage applies:  New York

      Policy Coverages:                               Limits:
      Employers Liability
            Limit per accident                        100,000
            Disease Per Policy Limit                  500,000
            Disease Ea. Employee Limit                100,000

                                  SCHEDULE 6.14
                             SUPPLIERS AND CUSTOMERS



1.  10 LARGEST CUSTOMERS:

(1) Toybiz Inc.

(2) Time Warner Inc.

(3) Cline Davis & Mann Inc.

(4) Sandler/AC Graphics

(5) Leibler Bronfman Lubalin

(6) Macy's/Federated Inc.

(7) GRP Records Inc.

(8) Eagle Affiliated Inc.

(9) Steuben

(10) Schieffelin & Somerset


2.  10 LARGEST SUPPLIERS:

(1) Phillips & Jacobs
     (Primne Source)

(2) Imaging Consortium

(3) Carl Waltzer Inc.

(4) Arkin Medo Inc.

(5) Laumont Labs

(6) Plaza Artist Materials

(7) Color by Pergament

(8) Darbert Offset Inc.

(9) Kanter Graphics

(10) Redwood Press

                                  SCHEDULE 6.16
                                    PERSONNEL


Name                                                 Annual Pay Rate
----                                                 ---------------
Adam L. Torres                                            $42,000.00
David Joseph                                               40,000.00
David Katz                                                100,000.00
Gary Ritkes                                               100,000.00
Gregory Rogan                                              45,000.00
O'Neil Dial                                                45,000.00
Peggy Henderson                                            42,000.00
Rena McCarroll                                             50,000.00
Sondra Brenman                                             46,500.00
Stanley Blasse                                             54,600.00
Sean Barry                                                 50,000.00
Richard Caposino                                           38,480.00
Donna Kennedy                                              36,400.00
Marcos Espinal                                             32,032.00
Paula Scalzo                                               22,880.00
Mark Rogan                                                 21,840.00
Jose Rodriquez                                             17,680.00

                                  SCHEDULE 6.17
                        CHANGES SINCE BALANCE SHEET DATE


Prior to the Effective Date of the Merger, ADSI received title to equipment theretofore owned by Advanced Digital Solutions, Inc.
and leased to ADSI.

                                  SCHEDULE 6.18
                     VALID AGREEMENTS; RESTRICTED DOCUMENTS


1.    See Schedules 6.5.2 and 6.19.

                                  SCHEDULE 6.19
                                    APPROVALS



1. Equipment Lease dated Sept. 19, 1995 between Advanced Digital Solutions and Quantum Lease Associates, Ltd., now known as Colonial Pacific Leasing, relating to computer equipment.

2. Master Lease Agreement dated August 12, 1996 between Advanced Digital Services, Inc. and General Electric Capital Corp. relating to lease of linotype mark 40 EX with nova remarketed rip.

3. Master Lease Agreement dated June 16, 1995 between Advanced Digital Solutions and General Electric Capital Corp. relating to computer and printing equipment.

4. Telephone Equipment Lease dated August 17, 1995 between Advanced Digital Solutions and TIE National Leasing Corp.

5. Maintenance and Service Contract dated December 21, 1995 between Advanced Digital Solutions, Inc. and Scitex America Corp. for service and maintenance on certain computer and imaging equipment located at 208 West 30th Street, New York, NY.

6. Equipment Lease Agreement dated August 1995 between Advanced Digital Solutions, Inc. and Fuji Photo Film USA, Inc. relating to Advanced Digital Solution's use of Fuji Color Art Set and purchase of certain minimum quantities of film and color art products and supplies from Fuji.

7.    Filing of Certificate of Merger with the New York Department of State.

                                  SCHEDULE 6.21
                            ENVIRONMENTAL CONDITIONS


ADSI utilizes and holds at the Leased Premises in the ordinary course of business materials which may constitute "Hazardous Materials" which are generally used in businesses similar to the ADSI Business. ADSI disposes of such materials in a lawful manner.

                                  SCHEDULE 6.24
                                     BROKERS


                                      None


                                      -28-